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KVH INDUSTRIES, INC.

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Set forth below is a communication first published, sent or given by KVH Industries, Inc. on June 1, 2021.

KVH Industries Releases Investor Presentation in Advance of Annual Meeting Highlighting Business Momentum and Strategy to Deliver Long-Term Shareholder Value

KVH’s Independent and Highly Qualified Director Candidates Have Substantial Industry Experience and Bring Fresh Perspectives to the Board

Explains Why VIEX’s Nominees Would Not Be Appropriate Directors for KVH

Encourages Shareholders to Vote on the BLUE Card

MIDDLETOWN, R.I. – June 1, 2021 – KVH Industries, Inc., (Nasdaq: KVHI) (“KVH” or the “Company”), today released a presentation to shareholders explaining why shareholders should elect the Company’s two highly qualified candidates – Cielo Hernandez and Cathy-Ann Martine-Dolecki – to the Board of Directors (the “Board”) by voting on the BLUE proxy card ahead of KVH’s Annual Meeting of Shareholders to be held on June 17, 2021.

The presentation is available at: https://protectkvh.com/wp-content/uploads/2021/05/KVH-Industries-On- Course-For-Long-Term-Value_May-2021.pdf.

In the presentation, KVH highlights its business momentum, demonstrated by KVH’s outperformance of peers1 and strong first quarter financial results, including 16% revenue growth and a 48% increase in AgilePlans revenue.2

KVH is confident that its long-term strategy to (1) focus on further accelerating its AgilePlans connectivity as a service (CaaS) subscription model, (2) commercialize inertial navigation products with its Photonic Integrated Chip (PIC) technology and (3) advance its KVH Watch Internet of Things (IoT) platform, will continue to drive growth, boost profitability and position the Company to generate improved returns for shareholders.

In the presentation, the Company also provides information and analysis that demonstrate why the individuals nominated by VIEX Capital Inc. (“VIEX”) are not right for the KVH Board. These candidates have troubling records, no relevant industry experience and have put forward no plan or ideas for KVH’s business that go beyond the generic. Most troublingly, three members of the VIEX group, Eric Singer, Peter Shaper and Potomac Capital, have been found by courts of law to have breached or aided and abetted the breach of fiduciary duties to public company shareholders.

KVH ENCOURAGES SHAREHOLDERS TO VOTE ON THE BLUE PROXY CARD TODAY

For additional information, please visit www.ProtectKVH.com.

[1]	KVH Industries: On Course For Long-Term Value – Slide 10 (May 28, 2021)
[2]	KVH Industries Reports First Quarter 2021 Results (May 5, 2021)

About KVH Industries, Inc.

KVH Industries, Inc., (Nasdaq: KVHI), is a global leader in mobile connectivity and inertial navigation systems, innovating to enable a mobile world. The market leader in maritime VSAT, KVH designs, manufactures, and provides connectivity and content services globally. KVH is also a premier manufacturer of high-performance sensors and integrated inertial systems for defense and commercial applications. Founded in 1982, the Company is based in Middletown, RI, with research, development, and manufacturing operations in Middletown, RI, and Tinley Park, IL, and more than a dozen offices around the globe.

KVH is a registered trademark of KVH Industries, Inc.

Additional Information and Where to Find It

The Company has filed a definitive proxy statement and a form of associated BLUE proxy card with the U.S. Securities and Exchange Commission (the “SEC”) in connection with the solicitation of proxies for the Company’s 2021 Annual Meeting of Stockholders (the “Definitive Proxy Statement”). THE COMPANY’S STOCKHOLDERS ARE STRONGLY ENCOURAGED TO READ THE DEFINITIVE PROXY STATEMENT, THE ACCOMPANYING BLUE PROXY CARD AND OTHER DOCUMENTS FILED WITH THE SEC CAREFULLY IN THEIR ENTIRETY BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. The Company’s stockholders may obtain the Definitive Proxy Statement, any amendments or supplements to the Definitive Proxy Statement and other documents filed by the Company with the SEC free of charge at the SEC’s website at www.sec.gov. Copies are also available free of charge at the Company’s website at www.kvh.com.

Certain Information Regarding Participants

The Company, its directors and certain of its executive officers are participants in the solicitation of proxies from the Company’s stockholders in connection with the matters to be considered at the Company’s 2021 Annual Meeting of Stockholders. Information about the Company’s directors and executive officers is available in the Definitive Proxy Statement filed with the SEC on May 17, 2021 and, with respect to directors and executive officers appointed following such date, will be available in certain of the Company’s other SEC filings made subsequent to the date of the Definitive Proxy Statement. To the extent holdings of the Company’s securities by such directors or executive officers have changed since the amounts printed in the Definitive Proxy Statement, such changes have been or will be reflected on Initial Statements of Beneficial Ownership on Form 3 or Statements of Changes in Beneficial Ownership on Form 4 filed with the SEC.

Forward-Looking Statements

Certain statements in this communication constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Statements preceded by, followed by or that otherwise include the words “believes,” “expects,” “anticipates,” “intends,” “projects,” “estimates,” “plans,” “may increase,” “may fluctuate,” “will,” “should,” “would,” “may” and “could” or similar words or expressions are generally forward-looking in nature and not historical facts. Any statements that refer to outlook, expectations or other characterizations of future events, circumstances or results are also forward-looking statements. Important risks, assumptions and other important factors that could cause future results to differ materially from those expressed in the forward-looking statements are specified in the Company’s Annual Report on Form 10-K for the year ended December 31, 2020 and its Quarterly Reports on Form 10-Q for any subsequent periods under headings such as “Cautionary Statement Regarding Forward-Looking Information,” “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and in other filings and furnishings made by the Company with the SEC from time to time. The Company undertakes no obligation to release publicly any revisions to any forward-looking statements, to report events or to report the occurrence of unanticipated events.

Media:

Sloane & Company

Dan Zacchei / Joe Germani

dzacchei@sloanepr.com / jgermani@sloanepr.com

Investors:

D.F. King & Co., Inc.

Edward McCarthy

(212) 269-5550

KVH@dfking.com

Set forth below is a communication first published, sent or given by KVH Industries, Inc. on June 1, 2021.

KVH Industries: On Course For Long-Term Value May 2021

Table of Contents Executive Summary3 KVH Has the Right Strategy14 KVH is Delivering on Its Plan27 KVH Has the Right Board and Its Nominees Add Value34 VIEX’s Nominees are Wrong For the KVH Board45 Rebutting VIEX’s Claims67 Conclusion72 Appendix77 2

Executive Summary

A focused long-term strategy KVH is executing on a strategy to drive growth and long-term shareholder value by focusing on three priorities: 1) Accelerating our AgilePlans subscription offering, 2) Commercializing our Photonic Integrated Chip (PIC) technology, and 3) Investing in our KVH Watch Internet of Things (IoT) platform These initiatives are in different states of maturation and revenue generation – but they are all unique solutions focused on large growing markets where we are confident we can gain significant traction After years of focused investment, we believe our shift towards more cost-effective and recurring revenue new products, and our migration to our next-generation satellite network, will significantly boost profitability and position KVH to generate higher returns for shareholders A business model optimized for growth Our diversified and sustainable business model has proven to be a competitive advantage – helping KVH navigate through COVID-19 better than competitors while maintaining a strong balance sheet KVH has invested heavily in the AgilePlans CaaS (Connectivity as a Service) and the Mobile Connectivity segment, and our financial results are improving overall Our new PIC technology should enable our Inertial Navigation business to penetrate the growing autonomous market in the mid-term Recent results show that KVH is delivering on its plan KVH has significant momentum and has outperformed its peers YTD and over one and five years Strong first quarter results ahead of expectations – including 16% revenue growth and a 48% increase in AgilePlans revenue – demonstrate that the strategy is working KVH expects to generate profitable growth over the mid-term, including low double-digit revenue CAGRs and EBITDA margins in the mid-teens1 1 See slide 80 for more information regarding KVH’s Adjusted EBITDA margin.4

KVH’s candidates bring relevant expertise and enhance board diversity KVH’s nominees – Cielo Hernandez and Cathy-Ann Martine-Dolecki – were identified by a leading independent director search firm, have no prior connections to the Board or the Company and will bring fresh perspectives to the KVH boardroom Ms. Hernandez and Ms. Martine specifically possess the deep global telecommunications, commercial maritime, financial and executive leadership experience that will be directly valuable to the Company The right board and governance practices With the election of KVH’s two new nominees, four of our six independent directors will have been added since the beginning of 2020 – including one as part of our engagement with a ~9% shareholder Following the addition of Ms. Hernandez and Ms. Martine, half of the independent directors will be female, most will have navigation or telecommunications experience and the average tenure will be less than five years The Board has a track record of engaging constructively with shareholders and tried to do the same here – but after one conversation with the Company, VIEX delivered a notice of intent to nominate and then VIEX rejected numerous reasonable attempts to settle VIEX’s nominees are not the right candidates for the Board VIEX and its group are recent investors that have demonstrated virtually no knowledge of our business and have no plan for improvement VIEX’s nominees have troubling records and no relevant industry experience KVH’s Board believes the fact that three members of the VIEX group, Eric Singer, Peter Shaper and Potomac Capital, have been found by courts of law to have breached or aided and abetted the breach of fiduciary duties as directors is highly concerning and further demonstrates that they are not the right choice 5

KVH Company Overview

KVH is a Leading Provider of Cutting-Edge Maritime Communications and Inertial Navigation Technology for Commercial, Consumer and Military Use

- Founded in 1982
- Headquartered in Middletown, RI, with more than a dozen offices worldwide
- KVH has two main business segments: Mobile Connectivity and Inertial Navigation

Revenue By Segment (2020)[1]



Mobile Connectivity
Inertial Navigation
25%
75%

Target Markets



Commercial Shipping



Leisure / Superyacht



Military / Industrial



Autonomous Vehicles

NASDAQ: KVHI

[1] KVH Industries 2020 Form 10-K (March 3, 2021).

6

Mobile Connectivity Segment Overview

Provides Satellite Broadband Connections For Maritime Applications, Along With Value-Added Services

- KVH is a leading Very Small Aperture Terminal (VSAT) global maritime network provider – offering an end-to-end solution with hardware, network connectivity and streaming content to ships of all kinds
- Current customer base is primarily small-to-medium-sized commercial fleets; KVH has leisure market leadership

Key offerings:

- **AgilePlans** is a novel subscription model providing Connectivity as a Service (CaaS) – hardware, airtime, content, installation, and maintenance – for one monthly fee
- **KVH Link** and **KVH Elite** are at-sea content streaming services
- **KVH Watch** is a service that monitors and allows remote access to machinery on board ships using our mini-VSAT Broadband network and IoT technology



Hardware
Airtime
Content

KVH Watch

Mobile Connectivity – Revenue by Segment (2020)[1]



6%
24%
70%
Hardware
Airtime
Content

[1] KVH Industries, Q4/YE 2020 Investor Presentation (March 31, 2021). Note: Inmarsat Airtime / Field Service revenue not noted in chart.

7

Manufactures Sensors and Integrated Inertial Systems for Defense and Commercial Applications, Along with Field-Proven Military Tactical Navigation Systems KVH makes guidance and stabilization equipment – Fiber Optic Gyros (FOGs), Inertial Measurement Units (IMUs) and Tactical Navigation Systems (TACNAV) The Company is in the process of commercializing its patented Photonic Integrated Chip (PIC) technology, which can drive performance and cost improvements Inertial Navigation - Revenue by Segment (2020)1 TACNAV & Other FOG / -Began shipping in products Q3 2020 KVH’s technology will serve the “autonomous everything” market, in which accurate positioning and navigation are crucial even when GPS is unavailable 63% 37% IMU Key offerings: KVH FOGs, with multi-axis configurations and superior accuracy, are adaptable, field-proven, and easy-to-integrate solutions for a range of navigation, stabilization, and pointing applications KVH IMUs are precision systems proven to perform in extreme environments and mission-critical applications such as weapon platforms, radar stabilization, and autonomous navigation KVH TACNAV systems are capable of delivering precise, dependable navigation data to military vehicles in GPS-denied environments 1 KVH Industries, Q4/YE 2020 Investor Presentation (March 31, 2021).8

We Believe Our Long-Term Strategy Will Create Profitable Growth

Accelerate AgilePlans Offering

- AgilePlans unique CaaS subscription model has been driving steady growth for 4+ years – up ~**48% year-over-year for Q1 2021**[1]
- Introduction of increasingly more cost-effective hardware and completion of migration to HTS network will deliver **additional profitability**
- Focus is currently on growth in **commercial / fishing markets**

Further Commercialize PIC

- Autonomous Everything market is growing – **$505M** by 2025 for high-end sensors[2]
- PIC technology will be fully commercialized across full line of KVH FOG products by **Q3 2021**
- PIC technology will enable smaller, higher performance, reduced-cost KVH FOG sensors, **driving demand**

Invest in KVH Watch IoT

- Maritime IoT includes more than **2.3M** equipment systems[3]
- KVH Watch sales channel and pipeline developing for future revenue opportunities
- Focus is on **developing business opportunity** without making outsized investment until supported by revenue case

[1] KVH Industries Reports First Quarter 2021 Results (May 5, 2021).
[2] High-End Inertial Sensors for Defense, Aerospace and Industrial Applications report, Yole Développement, 2020.
[3] This is a calculation of 77,000 merchant vessels based on merchant total addressable market from Euroconsult Prospects for Maritime Satellite Communications (2021) multiplied by average 30 pieces of equipment per vessel based on KVH estimate.

9

KVH Has Outperformed Relevant Peers Over the Past Year

Strong Shareholder Returns of 66% Over the Past Year and 29% YTD
Reflect the Positive Momentum in the Business and Indicate That Our Plan is Working



One Year Total Shareholder Return[1]
100%
80%
60%
40%
20%
0%
-20%
5/21/20
8/21/20
11/21/20
2/21/21
5/21/21
66%
46%
37%
KVH
Proxy Peers
ISS Peers

[1] Source: FactSet. Data as of May 21, 2021. "Proxy Peers" refer to the peer group constructed with the assistance of Aon as described in our Proxy Statement and includes: AeroVironment, Inc., CalAmp Corp., Calix, Inc., Communications Systems, Inc., Comtech Telecommunications Corp., Digi International, Inc., DSP Group, Inc., EMCORE Corp., Frequency Electronics, Inc., IEC Electronics Corp., Intevac, Inc., Iteris, Inc., Mercury Systems, Inc., Napco Security Technologies, Inc., ORBCOMM, Inc., PCTEL, Inc., Ribbon Communications, Inc., and Ultralife Corp. "ISS Peers" include peers as listed by ISS in its 2020 Proxy Research Report: Applied Optoelectronics, Inc., Aviat Networks, Inc., CalAmp Corp., Clearfield, Inc., Communications Systems, Inc., CPI Aerostructures, Inc., DZS, Inc., Digi International, Inc., DSP Group, Inc., EMCORE Corp., Harmonic, Inc., Inseego Corp., Optical Cable Corp., PCTEL, Inc., Pixelworks, Inc., SIFCO Industries, Inc. This list excludes Arotech Corp., which is no longer publicly traded.

10

The Board Has Been Actively Refreshed

In 2020, we added two new directors, Robert Tavares and Danelle Barrett; Bruce Ryan retired at the 2020 Annual Meeting

In early 2021, the Board engaged a leading independent director search firm to identify candidates for the Board

In 2021, we nominated Cielo Hernandez and Cathy-Ann Martine-Dolecki to our Board; Mark Ain and Stan Honey will retire at the 2021 Annual Meeting

DIRECTORS JOINING

2020
- Robert Tavares*
- Danelle Barrett

2021
- Cielo Hernandez[1]
- Cathy-Ann Martine-Dolecki[1]

With the election of Ms. Hernandez and Ms. Martine, 4 of our 6 independent directors will have been added since the beginning of 2020

DIRECTORS LEAVING

2020
- Bruce Ryan

2021
- Mark Ain[2]
- Stan Honey[2]

With the retirement of Mr. Ain and Mr. Honey at the Annual Meeting, the average tenure of our independent directors will be <5 years

***Mr. Tavares was nominated by a ~9% shareholder**

[1] Assumes Ms. Hernandez and Ms. Martine are elected by shareholders at the 2021 Annual Meeting.
[2] Mr. Honey and Mr. Ain are not standing for re-election at the 2021 Annual Meeting.

11

Cielo Hernandez Chief Financial Officer of XL Fleet Corp. (NYSE: XL) Cathy-Ann Martine-Dolecki Former Executive at AT&T (NYSE: T) CFO of XL Fleet Corp, a leading provider of fleet electrification solutions for commercial vehicles in North America Previously served as Vice President and CFO for the North America region at A.P. Moeller-Maersk A/S, the largest container shipping line and vessel operator in the world Held leadership roles at APM Terminals, Amcor and DIRECTV Her experience in the maritime sector and at DIRECTV will be invaluable to KVH as the leader in marine satellite television for more than 25 years Ms. Martine brings extensive global leadership in the telecommunications industry Led a $25B business for AT&T where she served as President, Enterprise Business Solutions of AT&T Mobile & Business Solutions Her professional background will be especially valuable in helping guide KVH as it moves towards a blended 5G hybrid satellite solution 12

VIEX's Nominees Are the Wrong Choice



Eric Singer

Founder and Portfolio Manager, VIEX Capital Advisors, LLC
Former Co-Managing Member of Potomac Capital Management

- ✗ Mr. Singer has a highly concerning history of legal issues; Mr. Singer has the rare distinction of having been found by a Delaware court to have **breached his fiduciary duty of loyalty** to public company shareholders by purposefully withholding material information from his fellow directors about the intentions of a bidder in order to further his "divergent" interests[1]
- ✗ His track record as a director is abysmal. He has served on the boards of 12 public companies in the last ten years, and every one of those 12 companies has underperformed the S&P 500 and the Russell 3000 during his tenure[2]
- ✗ Mr. Singer has admitted that he **does not have any specific plan** for how KVH could improve its performance
- ✗ His **seeming disregard for board diversity**, as evidenced by his nomination of only one woman out of nearly 40 director candidates, is extremely troubling[3]



John Mutch

Managing Director, MV Advisors, LLC

- ✗ Mr. Mutch has deep connections to Mr. Singer, having **served on boards with or been nominated as a director candidate by Mr. Singer at least seven times**[4], including at a recent campaign in an entirely different industry (Leaf Group)
- ✗ Mr. Mutch appears to have **no experience in areas directly relevant to KVH's business**, such as maritime and satellite communications
- ✗ Mr. Mutch's election would **undo some of the progress our Board has made around enhancing diversity**
- ✗ Mr. Mutch's **track record as a director is underwhelming**, with his median TSR falling well short of the S&P 500 and Russell 3000 indices[2]

[1] In re PLX Tech. Inc. S'holders Litig., CONSOLIDATED C.A. No. 9880-VCL, at 103 (Del. Ch. Oct. 16, 2018).
[2] See page 47.
[3] See page 48.

[4] VIEX nominated Mr. Mutch to the boards of KVH Industries (Nasdaq: KVHI) in March 2021 (source), Leaf Group (NYSE: LEAF) in February 2021 (source), Maxwell Technologies (formerly Nasdaq: MXWL) in April 2017 (source), and Quantum Corporation in June 2016 (source) and 2017 (source). Mr. Mutch and Mr. Singer served together on the board of YuMe, Inc. (formerly NYSE: YUME) from July 2017 – February 2018, at which time the company was acquired by RhythmOne (formerly LSE: RTHM), where Mr. Mutch and Mr. Singer served on the board together until January 2019 (source).

13

KVH Has the Right Strategy

KVH Has Successfully Navigated Challenging Industry Conditions

- The COVID-19 pandemic presented significant challenges to the maritime industry and the marine satellite/communications market in particular: boatyards, marinas and boat manufacturers closed, and commercial port visits declined by ~40% in Q2 2020[1]
- Notably, some competitors were forced to file for Chapter 11 or significantly restructure out of court[3,4]
- KVH has continued to weather the challenges of the pandemic and has managed to grow its VSAT business organically
- Over the last five years, KVH has been one of the top performing companies

> **Speedcast** has **filed for Chapter 11 bankruptcy** in the U.S. Bankruptcy Court for the Southern District of Texas, the company announced Thursday. Speedcast said the **pressures on the oil and gas and maritime industries, coupled with the COVID-19 pandemic** led to the decision."[3]
>
> Via Satellite

> **Global Eagle Entertainment**, a provider of media services and satellite Wi-Fi to aircraft, boats and remote locations, **filed for Chapter 11 bankruptcy** protection July 22, **citing the coronavirus pandemic's impact on global travel**."[4]
>
> SPACENEWS

Five Year TSR of Public Satellite/Communications Peers[2]



iridium
325%
KVH
86%
ORBCOMM
21%
inmarsat
-26%
Viasat
-37%
Globalstar
-44%
speedcast
-80%
INTELSAT
-89%
Global Eagle
-100%

[1] Source: KVH Industries, Inc. Q2 2020 Earnings Conference Call (July 31, 2020). [2] Source : FactSet. "Public Satellite/Communications Peers" include current or previously publicly traded non-inertial navigation competitors and suppliers listed in the 2020 10-K: Global Eagle, Globalstar, Inmarsat, Intelsat, Iridium Communications, ORBCOMM, Speedcast International and Viasat. Intellian excluded because it was not publicly traded at the beginning of the time period. Data for Global Eagle, Inmarsat, and Speedcast as of the last day for which trading data is available (March 31, 2021, December 3, 2019, and January 31, 2021, respectively). All other data as of May 21, 2021. [3] Satellite Today, Speedcast Files for Chapter 11 Bankruptcy (April 23, 2020). Permission to use quotation neither sought nor obtained. Emphasis added to quotation. [4] Space News, Global Eagle files for Chapter 11 bankruptcy protection (July 22, 2020). Permission to use quotation neither sought nor obtained. Emphasis added to quotation.

15

KVH leadership managed and executed through the COVID challenge better than many peers to deliver growth due to: A diversified and sustainable business strategy; cruise and media businesses were significantly hurt but other areas were impacted less drastically Ability to quickly implement aggressive cost controls Conservative balance sheet with no net debt 20% 15% 10% 5% 0% YoY Revenue Growth1,2,3 5%4% 16% Q3 2020Q4 2020Q1 2021 We entered 2021 with positive momentum and continued to build on that in Q1: Record number of VSAT systems shipped and a record VSAT backlog subscribers Continued progress toward migrating our legacy subscribers to our new single, higher-margin global HTS network KVH Form 8-K, KVH Industries Reports First Quarter 2021 Results (May 5, 2021). KVH Form 8-K, KVH Industries Reports Fourth Quarter and Full Year 2020 Results (March 2, 2021). KVH Form 8-K, KVH Industries Reports Third Quarter 2020 Results (October 29, 2020). $50.0 $30.0 YoY Revenue ($M)1 $42.3 $36.6 Revenue Q1 2020Q1 2021 16

We Believe Our Long-Term Strategy Will Create Profitable Growth

1 Accelerate AgilePlans Offering

- AgilePlans unique CaaS subscription model has been driving steady growth for 4+ years – up ~**48% year-over-year for Q1 2021**[1]
- Introduction of increasingly more cost-effective hardware and completion of migration to HTS network will deliver **additional profitability**
- Focus is currently on growth in **commercial / fishing markets**

2 Further Commercialize PIC

- Autonomous Everything market is growing – **$505M** by 2025 for high-end sensors[2]
- PIC technology will be fully commercialized across full line of KVH FOG products by **Q3 2021**
- PIC technology will enable smaller, higher performance, reduced-cost KVH FOG sensors, **driving demand**

3 Invest in KVH Watch IoT

- Maritime IoT includes more than **2.3M** equipment systems[3]
- KVH Watch sales channel and pipeline developing for future revenue opportunities
- Focus is on **developing business opportunity** without making outsized investment until supported by revenue case

[1] KVH Industries Reports First Quarter 2021 Results (May 5, 2021).
[2] High-End Inertial Sensors for Defense, Aerospace and Industrial Applications report, Yole Développement, 2020.
[3] This is a calculation of 77,000 merchant vessels based on merchant total addressable market from Euroconsult Prospects for Maritime Satellite Communications (2021) multiplied by average 30 pieces of equipment per vessel based on KVH estimate.

17

The AgilePlans Opportunity is Massive

1 Accelerate AgilePlans Offering

- Overall maritime VSAT market is large and growing, with fishing / commercial the two highest potential areas
- AgilePlans has improved margins, with mini-VSAT Broadband service margins at ~33.8% in 1Q21 from ~32.1% in 1Q20 and are expected to continue to improve[1]
- AgilePlans costs will decline with next gen TracPhone hardware and lower installation costs

Global VSAT Demand – *AgilePlans Relevant Segments*

100K+ Vessels by 2023[2]

$0.8B Revenue at 2020 Year End[3]

$1.6B Revenue by 2030 Year End[3]

Commercial $1B / 6% CAGR By 2030[4]

Fishing $214M / 12% CAGR By 2030[4]

We Expect AgilePlans to Continue to Grow Significantly

[1] KVH Industries Earnings Call Transcripts Q1 2020 call on May 1, 2020, and Q1 2021 Call on May 5, 2021.
[2] COMSYS Maritime VSAT Report (5th Edition) (2020).
[3] Euroconsult, Prospects for Maritime Satellite Communications (April 2021). Note: Data includes Commercial, Fishing and Oil & Gas segments. Permission to use this report was sought and obtained.
[4] Euroconsult, Prospects for Maritime Satellite Communications (April 2021). Permission to use this report was sought and obtained.

18

1Accelerate AgilePlans Offering Mobile Connectivity Service vs. Product Revenues1 KVH is increasingly focused on recurring Connectivity as a Service revenue The growth of AgilePlans has benefits to our bottom line as we move more customers to a subscription model 100% 90% 80% 70% 60% 50% 40% 30% 36%34% 64%66% 28%27%26% 72%73%74% 23% 77% 20% 10% 0% 201520162017201820192020 ServiceProduct KVH’s Transition to More Subscription-Based Offerings Will Drive More Predictable, Higher-Margin Revenue and Increase Shareholder Value Over Time 1 KVH Industries, Q4/YE 2020 Investor Presentation (March 31, 2021). 19

HTS Network Migration Will Improve Bottom Line

1 Accelerate AgilePlans Offering

+56%
HTS network airtime revenue

-$5M
Annual network operating expenses

- KVH provided incentives to migrate customers from legacy network to new global HTS network
- New network offers customers more affordable data, faster speeds and greater versatility, with lower costs to KVH
- Q1 revenue from the high-throughput satellite (HTS) network airtime was up **56% year-over-year**
- Expect to shed roughly **$5 million in annual network operating expenses** with the termination of the legacy network on December 31, 2021

We Expect This Migration Will Materially Enhance Profitability and Improve the Customer Experience

Source: KVH Industries Q1 2021 Earnings Call Transcript (May 5, 2021).

20

2Further Commercialize PIC Patented Photonic Integrated Chip (PIC) technology will simplify production and increase reliability of KVH’s inertial sensors The new inertial measurement unit products will benefit significantly from PIC with greater yield, reliability and ability to reduce cost with scale than legacy products PIC is also being integrated into KVH’s military systems like the TACNAV 3D tactical navigation system Next step is further expansion into autonomous segment – with focus on nearer-term opportunities like shuttles, trucks, construction and agriculture Goal is to Update All Inertial Navigation Systems and FOGs with ‘PIC Inside’ and be Fully Commercialized by Q3 – While Simultaneously Seizing Significant Autonomous Opportunity 21

KVH’s Innovation in Inertial Navigation has a Significant Competitive Advantage 2Further Commercialize PIC Competitive Forces KVH’s points of difference set its technology apart from competitors Traditional MEMS Competitor FOGs Sensor Startups Industry Rivals Know-How Critical Patents Key Relationships Military Grade Precision First to Market Key Design Features Highly accurate sensor technology developed through decades of military, commercial, and consumer autonomous testing. KVH FOGs have been used to move autonomous platforms across land, sea, and air Nine patents1 to help protect key proprietary technology from industry competitors Over 20+ autonomous platforms have integrated KVH’s sensors into their systems (others are in evaluation). Switching technology providers would take time and be costly PIC delivers military grade precision and has become a key component within the TACNAV product FOGs with PIC are first of its kind developed specifically for autonomous applications Reduction of parts and simple, modular design increase reliability and the scale of production 22 1 Includes all issued domestic and international FOG-related patents.

PIC Positions KVH to Benefit from the Autonomous Wave

2 Further Commercialize PIC

Market Place	KVH FOG Commercial Target Segments		
Segment	Driverless Car	Autonomous	Positioning
Sub-Segment	Automotive OEM & Tier 1; Shuttles & People Movers; Automotive Non-Traditional	Construction; Package Delivery Ground & Air; UAV; Trucking; Agriculture	Mapping & Surveying; Pipeline; Mining; Robotics; Platform Stabilization
Example Target Customers	GM, APTIV, BOSCH, Waymo, EasyMile, nuTonomy, Ford, Delphi, du, Uber, Toyota, lyft, may mobility	Wing, Bobcat, Flirtey, embark, Bell, Aurora, CAT, tusimple, udelv, UPS, nuro, Locomation, amazon	Toro, FedEx, John Deere, GSS, Greensea, Phoenix Aerial Systems, Robotic Research, QinetiQ

23

KVH Watch Can Transform IoT Connectivity at Sea

3 Invest in KVH Watch IoT

- IoT is a nascent maritime connectivity segment, and there is exponential adoption growth potential over the next five years
- KVH Watch allows equipment manufacturers, IoT service providers and shipyards to monitor equipment and assets at sea, and take action remotely to optimize performance or conduct tech support sessions
- Service is based on established global VSAT coverage as a subscription-based, multi-tenant model with no upfront CAPEX costs for the customer
- Installation and field service is available in over 4,000 ports, leveraging KVH's existing service infrastructure

IoT Connectivity as a Service



KVH Worldwide HTS Network
KVH Watch
Antenna
Antenna Control Unit
Managed Switch
Customer Cloud
FLOW
REMOTE EXPERT INTERVENTION
WATCH MANAGER
REMOTE EXPERT INTERVENTION
CUSTOMER IoT APPLICATION
Customer Edge Server
Mobile Devices
Equipment
AT SEA
ON SHORE

KVH Watch Unlocks Extensive Benefits of IoT for Maritime Market and Leverages Successful AgilePlans Subscription Business Model

24

Maritime IoT Opportunity is Expansive

3 Invest in KVH Watch IoT

Market Place

KVH Watch Target Segments
IoT Connectivity that Enables Digital Services in the Maritime Industry

Segments

IoT Service Companies

- VPO (Vessel Performance Optimization)
- Automated Reporting
- Digital Marketplace
- Cargo Monitoring/ Container Tracking
- Fleet Tracking & Weather
- ERP Integration
- Digital Twin
- Telehealth

Multi-Card Service Providers

- Electrical
- NavCom
- Automation
- Power
- Mechanical
- Cargo Gear
- Propulsion
- Steering

Equipment Manufacturers

- Energy & Propulsion
- Navigation
- Automation
- Green Systems (Water / Air)
- Cargo Handling
- Crew & Passenger

Example Target Customers

WÄRTSILÄ, ABB, FURUNO, KONGSBERG, GREENSTEAM, KILO MARINE ELECTRONICS, aage hempel, ALFA LAVAL, Goltens, CARGOTEC, ALMACO, MAN, SCHOTTEL, JRC, Sperry Marine, SIEMENS, iocurrents, TMS MARITIME SOLUTIONS, SRH MARINE SAT, YARA, MITSUBISHI, PALFINGER, LOIPART, GE, Honeywell, Smart Ship, Mackay, LIEBHERR

25

The Board Has Demonstrated a Willingness to Examine All Options for Its Assets to Deliver Value for Shareholders KVH’s Board has consistently been willing to look at monetizing assets for full value: In 2019, divested Videotel training business for $90M in order to reallocate capital to focus on higher potential growth opportunities Have repeatedly discussed whether divesting one or both of the Mobile Connectivity and Inertial Navigation businesses makes sense KVH regularly evaluates opportunities to combine its assets with others via acquisitions to gain scale Source: KVH Press Release (May 13, 2019). 26

KVH is Delivering on Its Plan

Year to Date TSR1One Year TSR1 Proxy Peers Median 19% Proxy Peers Median 37% ISS Peers Median9% ISS Peers Median 46% 29% 66% 0%5%10%15%20%25%30% 0%10%20%30%40%50%60%70% Three Year TSR1Five Year TSR1 Proxy Peers Median 31% Proxy Peers Median 75% ISS Peers Median 61% ISS Peers Median 75% 29% 86% 0%10%20%30%40%50%60%70% 0%10%20%30%40%50%60%70%80%90% 28

AgilePlans has now grown to account for a significant portion of Mobile Connectivity revenue AgilePlans revenue was up 48% in Q1 20211 and 53% YoY Q4 20202 AgilePlans represented 84% of total commercial maritime mini-VSAT Broadband shipments and 67% of the total mini-VSAT Broadband shipments in Q11 AgilePlans now represents 41% of our mini-VSAT Broadband subscriber base1 As a result, our revenue has shifted from a mix of one-time product sales that are recognized upfront to a greater mix of ongoing subscription revenue that is more durable and recurring AgilePlans Subscribers3,4 The growth in this ongoing revenue stream has naturally led to lower one-time product revenue, which has affected GAAP revenue recognition KVH Industries Reports First Quarter 2021 Results (May 5, 2021). KVH Industries Reports Fourth Quarter and Full Year 2020 Results (March 2, 2021). KVH Industries, Q4/YE 2020 Investor Presentation (March 31, 2021). KVH Industries 2021 10-Q (May 5, 2021). Q1 2018 Q2 2018 Q3 2018 Q4 2018 Q1 2019 Q2 2019 Q3 2019 Q4 2019 Q1 2020 Q2 2020 Q3 2020 Q4 2020 Q1 2021 29

…unlike many highly-levered satellite services companies, KVHI has $39M in cash and negative net debt (-$32M) and can choose how to put the battleship balance sheet to work.”1 May 5, 2021 KVH has a balance sheet with a significant cash balance and no net debt The Company is positioned to act on potential strategic growth opportunities 1 Raymond James, Reiterate Outperform, Raise PT to $16; Improving Margins and Macros Drive LT Cash Generation (May 5, 2021). Permission to use quotation neither sought nor obtained. Emphasis added to quotation. 30

After significant recent investment in R&D and AgilePlans, KVH is poised for profitable growth EBITDA is projected to grow rapidly as revenue increases MID-RANGE TARGETS Low Double-Digit revenue CAGR 300-500 BPS gross margin expansion Mid-Teens1 EBITDA margin 15-25% revenue from new products & services KVH Believes its Financial Outlook Will Translate into Substantial Shareholder Value in the Mid-Term 1 See slide 80 for more information regarding KVH’s Adjusted EBITDA margin. 31

Analyst Support For KVH's Direction

"We reiterate **Outperform rating on KVHI and raise target price to $16**, from $15, after 1Q21 results helped by the completion of a large TACNAV order announced in 2Q20, and with a possible end in sight for the maritime industry's COVID-19 headwinds."[1]

RAYMOND JAMES *May 5, 2021*

"Our long-term thesis remains intact: the shift towards recurring connectivity-as-a-service revenue via AgilePlans and KVH Watch, should create more predictable free cash flows, **with AgilePlan revenues up 48% y/y and 41% of subs now on the plans (vs. 38% in 4Q20).**"[1]

RAYMOND JAMES *May 5, 2021*

"**KVH started 2021 on a strong note**, reporting better than expected financial results and encouraging trends in the mini-VSAT business, including: (1) double-digit airtime growth, (2) record VSAT shipments for the second straight quarter, (3) record customer demand for AgilePlans, and (4) a healthy margin improvement."[2]

QUILTY analytics *May 17, 2021*

"KVHI is **driving growth and margin expansion through new product introduction and subscriber migration** to High-Throughput Satellites (HTS, with airtime revenue up 56% y/y), and legacy network usage expected to be turned off 12/31/2021."[1]

RAYMOND JAMES *May 5, 2021*

[1] Raymond James, Reiterate Outperform, Raise PT to $16; Improving Margins and Macros Drive LT Cash Generation (May 5, 2021). Permission to use quotation neither sought nor obtained. Emphasis added to quotation.
[2] Quilty Analytics, KVHI: Record VSAT Shipments and Customer Uptake of AgilePlans; Raising 2021 EBITDA by 65% (May 17, 2021). Permission to use quotation neither sought nor obtained. Emphasis added to quotation.

32

We know we still have work to do – particularly in terms of steadily increasing profitability. But we also believe our progress is undeniable, and that our current strategy has positioned us to deliver significant shareholder value.

KVH Has the Right Board and Its Nominees Add Value

The Board Has Been Actively Refreshed

In 2020, we added two new directors, Robert Tavares and Danelle Barrett; Bruce Ryan retired at the 2020 Annual Meeting

In early 2021, the Board engaged a leading independent director search firm to identify candidates for the Board

In 2021, we nominated Cielo Hernandez and Cathy-Ann Martine-Dolecki to our Board; Mark Ain and Stan Honey will retire at the 2021 Annual Meeting



DIRECTORS JOINING
Robert Tavares*
Danelle Barrett
Cielo Hernandez[1]
Cathy-Ann Martine-Dolecki[1]
2020
2021
Bruce Ryan
Mark Ain[2]
Stan Honey[2]
DIRECTORS LEAVING

With the election of Ms. Hernandez and Ms. Martine, 4 of our 6 independent directors will have been added since the beginning of 2020

With the retirement of Mr. Ain and Mr. Honey at the Annual Meeting, the average tenure of our independent directors will be <5 years

***Mr. Tavares was nominated by a ~9% shareholder**

[1] Assumes Ms. Hernandez and Ms. Martine are elected by shareholders at the 2021 Annual Meeting.
[2] Mr. Honey and Mr. Ain are not standing for re-election at the 2021 Annual Meeting.

35

Added Diverse Perspectives and Knowledge of Key Markets Enhanced Shareholder Representation on Our Board Former Rear Admiral Danelle Barrett was elected to our Board in June 20201 As Former Cybersecurity Division Director and Deputy Chief Information Officer of the U.S. Navy responsible for the Navy’s global cybersecurity strategy and IT architectures, Ms. Barrett offers unique insight into the telecommunications requirements in our core defense business In April 2020, KVH entered into an agreement with the Company’s second-largest shareholder, appointing Robert Tavares to our Board2 Our Board was pleased to appoint a director with Mr. Tavares’ defense industry knowledge and executive leadership experience KVH Press Release (July 9, 2020). KVH Press Release (April 8, 2020). 36

Cielo Hernandez Chief Financial Officer of XL Fleet Corp. (NYSE: XL) Cathy-Ann Martine-Dolecki Former Executive at AT&T (NYSE: T) CFO of XL Fleet Corp, a leading provider of fleet electrification solutions for commercial vehicles in North America Previously served as Vice President and CFO for the North America region at A.P. Moeller-Maersk A/S, the largest container shipping line and vessel operator in the world Held leadership roles at APM Terminals, Amcor and DIRECTV Her experience in the maritime sector and at DIRECTV will be invaluable to KVH as the leader in marine satellite television for more than 25 years Ms. Martine brings extensive global leadership in the telecommunications industry Led a $25B business for AT&T where she served as President, Enterprise Business Solutions of AT&T Mobile & Business Solutions Her professional background will be especially valuable in helping guide KVH as it moves towards a blended 5G hybrid satellite solution 37

With Our New Additions KVH Will Have a Highly-Experienced, Diverse Board of Directors



Martin Kits van Heyningen

Director Since 1982

- Current President, CEO and Chairman of the Board
- Founder of KVH
- Executed significant product innovation, service innovation and business model innovation at KVH



Cielo Hernandez

New 2021 Nominee

- Chief Financial Officer of XL Fleet Corp.
- Critical commercial maritime and satellite communications experience from time at a division of A.P. Moller-Maersk Group and at DIRECTV
- Valuable financial leadership experience serving as a CFO at both private and public companies



Cathy-Ann Martine-Dolecki

New 2021 Nominee

- Over 30 years of experience in global telecommunications as a senior executive at AT&T
- Expertise in relevant areas such as marketing, sales, network operations, finance and business development



Danelle Barrett

Director Since 2020

- Extensive military background
- Critical knowledge and experience in cybersecurity strategy, policy and information technology
- Director at Federal Home Loan Bank of New York and Protego Trust Company



Robert Tavares

Director Since 2020

- Former Chief Executive Officer of API Technologies
- Over 30 years of experience in microelectronics and semiconductors for both commercial and defense applications



James Dodez

Director Since 2017

- Significant financial, marketing and strategic planning experience
- Managed and supported the company's transformation from a start-up to a successful public company



Charles Trimble

Director Since 1999

- Founder and former President and CEO of Trimble Navigation Limited, a $19B Nasdaq company
- Significant hardware, software and services technology experience
- Critical background in developing products for the military, including military receivers
- Member of the Caltech Board of Trustees

38

Our Board Has Complementary Skills

	Hernandez	Martine-Dolecki	Barrett	Dodez	Kits van Heyningen	Tavares	Trimble	Totals
	2021 Nominees		Continuing Directors					
Navigation				✓	✓		✓	3
Software/Telecommunications	✓	✓	✓	✓	✓			5
Engineering/Science/Technology		✓	✓			✓	✓	4
Sales/Marketing		✓		✓	✓			3
Finance/Accounting	✓					✓		2
Strategy	✓	✓	✓	✓	✓	✓	✓	7
Organizational Leadership	✓	✓	✓	✓	✓	✓	✓	7
Diversity	✓	✓	✓					3



50%
50%

50% of our independent directors will be **female / diverse**

83% of our independent directors will have **navigation or software / telecommunications experience**



17%
83%



33%
67%

67% of our independent directors will be **new since 2020**

39

VIEX’s claim that our Board lacks shareholder representatives is untrue Our Chair and CEO, Martin Kits van Heyningen, is KVH’s largest individual shareholder -His individual interest in KVH is more than that of both of VIEX’s nominees combined, and he has a vast majority of his personal wealth invested in KVH All of our continuing directors own shares in KVH, and KVH Beneficial Ownership (% of Shares Outstanding)1 8.0% 7.0% 6.0% 5.0% VIEX’s other nominee, John Mutch 7.4% 5.7% 2.0% 1.0% 0.0% 0.1% KVH's Continuing Directors Eric Singer (VIEX Capital)John Mutch 1 KVH Industries Definitive Proxy Statement (May 17, 2021). 40

Our Board of Directors Has Adopted Governance Measures It Determines to Be in the Best Interest of Its Shareholders A Diverse, Independent BoardAccountable Compensation Structure Three of our six independent directors will be women after the annual meeting, if our candidates are elected Six of our seven directors are independent Strong lead independent director to serve as a liaison between independent directors and Chair Majority of NEO compensation is variable Annual incentive payouts tied to key drivers of shareholder value, such as revenue and adjusted EBITDA No long-term employment agreements or change-of-control agreements Focus on Board Improvement Strong Risk Mitigation Practices Four of our seven directors are new since 2020 Comprehensive annual Board evaluation process focusing on Board composition, effectiveness, culture and candid discussion and overall performance Conducted a rigorous search with leading independent director search firm to identify and recruit two new director nominees We prohibit shorts sales, transactions in derivatives, hedging and pledging of KVH securities by directors and officers Cash and equity awards under our 2016 Equity and Incentive Plan are subject to clawbacks Cap on incentive payouts 41

KVH Has A Strong Leadership Team



Martin Kits van Heyningen

Current President, CEO and Chairman of the Board

- Founded KVH in 1982
- Start-up mentality with a significant focus on innovation, specifically studying markets and talking to our customers
- Inventor of KVH's first product, the world's first digital compass. This product is still used on every U.S. Navy vessel
- Recipient of 12 U.S. patents



Roger Kuebel

Chief Financial Officer

- Joined KVH in March of 2021
- Significant financial leadership serving as CFO and Treasurer of various public and private companies
- Expertise in international telecommunications
- Critical focus on creating value for investors and operational focus on efficiency and accuracy



Brent Bruun

Chief Operating Officer

- Served as Interim Chief Financial Officer from November 2020 – March 2021
- Significant experience in global sales, satellite communications and business development
- Before joining KVH, Brent concentrated on satellite-based global mobile broadband opportunities at SES Americom with emphasis on the maritime and aeronautical markets



Robert Balog

Chief Technology Officer

- Former President of Automation Services, Inc., a contract product development and services group specializing in a wide range of automation solutions
- Creative and entrepreneurial spirit
- Recipient of 14 U.S. patents
- Previously served on the Board of Directors of the Surface Mount Equipment Manufacturers Association



Elizabeth Jackson

Chief Marketing Officer and Executive Vice President for Strategy

- Former CMO of HookLogic, an ad tech performance marketing company
- Former CMO of Summer Infant, a publicly traded durable goods company
- Significant public company experience serving as consultant at companies such as Playtex Baby



Felise Feingold

Senior Vice President, General Counsel, Compliance Officer, Chief Data Privacy Officer, and Secretary

- Significant experience in security, compliance and privacy
- Former General Counsel of The Jean Coutu Group (PJC) USA, Inc., which operated the Brooks/Eckerd Pharmacy Chain, comprising more than 1,800 stores
- Former corporate attorney at the International Law Firm of McDermott, Will & Emery

42

Compensation Plan is Aligned with Long-Term Strategy and Performance 63%1 of NEO compensation is at-risk and tied to important drivers of shareholder value, such as revenue and adjusted EBITDA In May 2020, as a result of the impact of the COVID-19 pandemic, the Company implemented a Cost-Savings Plan that included, Average NEO Compensation Mix Salary, Holiday Bonus, & Perquisites among other cost-saving measures, a 15% base salary reduction for the CEO and 10% for NEOs; reduction was lifted in September 2020 as our business recovered from the pandemic Based on our overall financial performance in 2020, the Compensation Committee determined not to make any awards with respect to the annual incentive targets attributable to corporate or business unit performance 40% 23% 37% Annual Incentive ("At-Risk") Long-Term Equity Incentives ("At-Risk") Taking into account the awards for individual performance, realized annual incentive compensation for our CEO for 2020 Actual vs. Target Annual Incentive Payout2 represented 20% of his base salary, rather than the targeted 90% of his base salary Realized annual incentive compensation for our NEOs ranged from 9% to 13% of base salaries, rather than the targeted range of 40% to 60% of base salaries, demonstrating the alignment between pay and performance 100% 80% 60% 40% 20% 0% 90% 20% 51% All NEOs 11% Target - CEO Actual - CEO Target - Other NEOs Actual - Other NEOs 43 As a percentage of base salary.

Martin. A. Kits van Heyningen, chief executive of KVH Industries, decided to cut salaries rather than lay off workers. “It was one of the hardest things I’ve done,” he said. “It was late and Martin A. Kits van Heyningen feared he was letting the team down at the company he co-founded, KVH Industries. Rather than lay off workers in response to the coronavirus pandemic, he had decided to cut salaries, and when he emailed a video explaining his decision at 3 a.m. last month, he was prepared for a barrage of complaints. Instead, he woke to an outpouring of support from employees that left him elated. “It was one of the hardest things I’ve done, but it turned out to be the best day of my life at work,” said Mr. Kits van Heyningen. “I was trying to keep their morale up. Instead, they kept my morale up.” Even as American employers let tens of millions of workers go, some companies are choosing a different path. By instituting across-the-board salary reductions, especially at senior levels, they have avoided layoffs.”1 1 New York Times, Pay Cuts Become a Tool for Some Companies to Avoid Layoffs (May 24, 2020). Permission to use quotation neither sought nor obtained. Emphasis added to quotation. 44

VIEX’s Nominees Are Wrong For the KVH Board

VIEX's Nominees Are the Wrong Choice



Eric Singer

Founder and Portfolio Manager, VIEX Capital Advisors, LLC
Former Co-Managing Member of Potomac Capital Management

- X Mr. Singer has a highly concerning history of legal issues; Mr. Singer has the rare distinction of having been found by a Delaware court to have **breached his fiduciary duty of loyalty** to public company shareholders by purposefully withholding material information from his fellow directors about the intentions of a bidder in order to further his "divergent" interests[1]
- X His track record as a director is abysmal. He has served on the boards of 12 public companies in the last ten years, and every one of those 12 companies has underperformed the S&P 500 and the Russell 3000 during his tenure[2]
- X Mr. Singer has admitted that he **does not have any specific plan** for how KVH could improve its performance
- X His **seeming disregard for board diversity**, as evidenced by his nomination of only one woman out of nearly 40 director candidates, is extremely troubling[3]



John Mutch

Managing Director, MV Advisors, LLC

- X Mr. Mutch has deep connections to Mr. Singer, having **served on boards with or been nominated as a director candidate by Mr. Singer at least seven times**[4], including at a recent campaign in an entirely different industry (Leaf Group)
- X Mr. Mutch appears to have **no experience in areas directly relevant to KVH's business**, such as maritime and satellite communications
- X Mr. Mutch's election would **undo some of the progress our Board has made around enhancing diversity**
- X Mr. Mutch's **track record as a director is underwhelming**, with his median TSR falling well short of the S&P 500 and Russell 3000 indices[2]

[1] In re PLX Tech. Inc. S'holders Litig., CONSOLIDATED C.A. No. 9880-VCL, at 103 (Del. Ch. Oct. 16, 2018).
[2] See page 47.
[3] See page 48.

[4] VIEX nominated Mr. Mutch to the boards of KVH Industries (Nasdaq: KVHI) in March 2021 (source), Leaf Group (NYSE: LEAF) in February 2021 (source), Maxwell Technologies (formerly Nasdaq: MXWL) in April 2017 (source), and Quantum Corporation in June 2016 (source) and 2017 (source). Mr. Mutch and Mr. Singer served together on the board of YuMe, Inc. (formerly NYSE: YUME) from July 2017 - February 2018, at which time the company was acquired by RhythmOne (formerly LSE: RTHM), where Mr. Mutch and Mr. Singer served on the board together until January 2019 (source).

46

Mr. Singer and Mr. Mutch Have Abysmal Track Records as Directors

Neither Mr. Singer Nor Mr. Mutch Have Consistently Created Value for Shareholders; Both Have Overseen Negative Median TSR During Their Tenures

Eric Singer's TSR vs. S&P 500 During Board Tenure[1,2]



Sigma Designs, Inc. -69%
Numerex Corp. -66%
Support.com, Inc. -52%
RhythmOne plc -47%
TigerLogic Corporation -45%
IEC Electronics Corp. -40%
Meru Networks, Inc. -32%
YuMe, Inc. -18%
A10 Networks, Inc. -16%
PLX Technology, Inc. -9%
Immersion Corporation -7%
Quantum Corporation -6%
-80% -70% -60% -50% -40% -30% -20% -10% 0%
Eric Singer & John Mutch Served at the Same Time

Median TSR During Board Tenure vs. S&P 500[1]



Eric Singer[1,2]
Mr. Singer TSR
-9.3%
30.6%
S&P 500
30.3%
Russell 3000
John Mutch[1,3]
Mr. Mutch TSR
-16.5%
18.1%
S&P 500
18.9%
Russell 3000

[1] Source: FactSet and company filings. Data as of May 21, 2021.
[2] Eric Singer's boards include all boards on which he has served during the last ten years. Companies include: A10 Networks, Inc., Immersion Corporation, Quantum Corporation, RhythmOne plc, YuMe, Inc., Support.com, Inc., Numerex Corp., TigerLogic Corporation, IEC Electronics Corp., Meru Networks, Inc., PLX Technology, Inc., Sigma Designs, Inc.
[3] Data excludes tenures at Peregrine Systems and Brio Software, for which trading data was unavailable.

47

Since Its Inception, VIEX Has Publicly Nominated 37 Candidates; Just One of Those Nominees Has Been a Woman, and Nearly All Have Been White 8 13 of VIEX’s 37 nominees have been Eric Singer or John Mutch 5 In 2019, Mary Dotz became VIEX’s first – and only – female nominee 3 22 11111111111111111 Eric Singer John Mutch Stephen Domenik Mark Bonney Raghu Rau Mike McConnell Franz Fink Camillo Martino Dale Fuller Clifford Press Richard Bloom Brian Kelley Bradley Radoff Joshua Schechter Elias Nader Edward Braun Richard Faubert John Kurtzweil Peter Simone Kelvin Khoo Nicholas Mitsakos Mary Dotz 48

In 2013, Potomac Capital Partners, co-managed by Eric Singer, nominated 5 directors to the PLX Technology Board of Directors Potomac’s first letter to the PLX Board, signed by Eric Singer, made it clear that Potomac was interested in a quick sale, stating that it was “imperative and urgent”1 that the board hire an investment bank and begin a strategic review process Throughout the campaign, PLX warned its shareholders that Mr. Singer and Potomac were not acting in the best interests of all shareholders, calling their campaign “self interested”2, “short term”2, “harmful”2, “disruptive”2, and “only focused on one thing”2 – selling PLX Despite PLX’s warnings, three of Potomac’s nominees, including Mr. Singer, were elected to the PLX Board 49 PLX Technology’s Investor Presentation (November 25, 2013). Permission to use quotation neither sought nor obtained. Emphasis added to quotation.

Once on PLX’s Board, A Court Found that Mr. Singer Engaged In Misconduct to Foster a Quick Sale1 As PLX had predicted, once seated on the Board, Mr. Singer was appointed Chair of a Special Committee formed to explore strategic alternatives and aggressively campaigned for the company to sell itself to Avago (now Broadcom) for $300 million According to the Financial Times coverage of an October 2018 ruling from the Delaware Court of Chancery, the “sale had been effectively rigged”2 due to Mr. Singer’s misconduct: Mr. Singer did not share with the rest of the PLX board his personal communications with the company’s financial advisor regarding Avago’s interest in acquiring PLX and his knowledge of the price Avago was willing to pay Since Avago’s bid fell well below the valuation implied by PLX’s existing business plan, the Special Committee had management prepare a lower set of financial projections, which happened to place the bid in the middle of the range In re PLX Tech. Inc., CONSOLIDATED C.A. No. 9880-VCL (Del. Ch. Oct. 16, 2018). Financial Times, Court ruling gives Campbell Soup activist food for thought (November 18, 2018). Permission to use quotation neither sought nor obtained. Emphasis added to quotation. November 18, 2018 “… An activist fund, Potomac Capital Partners [led by Eric Singer], was found liable for helping engineer the PLX board’s quick-fire sale to its competitor Avago — now known as Broadcom — in breach of the PLX board’s duty to act in the best interests of all PLX shareholders.” 50

Mr. Singer's Conduct at PLX Falls Well Short of Our Standards



Arthur Whipple
PLX CFO

Whipple: Singer "routinely **threatened management and board members that he was going to sue them** individually . . . if they didn't do what he wanted them to do"[1]

Whipple: Singer was "**combative and a bully**," and took the position that "[e]verything that anybody does is horrible or wonderful; and as far as he's concerned, nothing that PLX had managed to do was wonderful."; "Q. What about being a bully? Was - was he a bully in the meeting? A: I've never seen him where he wasn't."[1]



Thomas Riordan
PLX Board Member

Riordan: "It's not possible to have a constructive conversation with this guy because **he doesn't care one whit about the company or its employees or its contribution.**"[1]

Riordan: Q. But he **threatened to sue** you? A. Yeah, **he did that all the time**, right. That was his standard."[1]



Ralph Schmitt
PLX Board Member

Schmitt: Singer "**threatened . . . lawsuits all the time**. That was his mode of operation at that point."[1]

Depositions from PLX Board members highlight Mr. Singer's troubling conduct as a Board member:

- **Unwillingness** to explore any meaningful strategic alternative besides selling the company
- Unproductive and **combative** engagement with fellow Board members
- **Frequent threats** to sue his fellow directors if they didn't accede to his demands
- **"Shallow"** knowledge of the company with no suggestions as to what the company could do differently to deliver shareholder value

[1] In re PLX Tech. Inc., CONSOLIDATED C.A. No. 9880-VCL, 23 n.112 (Del. Ch. Oct. 16, 2018); Pre-Trial and Post-Trial Briefs. Permission to use quotation neither sought nor obtained. Emphasis added to quotation.

51

Mr. Singer Was Found to Have Breached His Duties

The Delaware Chancery Court Concluded That Eric Singer Breached His Fiduciary Duty of Loyalty to the PLX Shareholders When He "Fatally Undermined the Sale Process"[1]

"In my view, by withholding this information from the rest of the Board, **Singer breached his fiduciary duty and induced the other directors to breach theirs**. For present purposes, by withholding this information, he **fatally undermined the sale process**."[1]

"Potomac and **Singer undermined the Board's process** and **led the Board into a deal** that it otherwise would not have approved…"[1]

"No one can tell what would have happened **if Singer … had been candid**, but **the Board might well have proceeded differently**…"[1]



IN THE COURT OF CHANCERY OF THE STATE OF DELAWARE

IN RE PLX TECHNOLOGY INC. STOCKHOLDERS LITIGATION) CONSOLIDATED) C.A. No. 9880-VCL

MEMORANDUM OPINION

Date Submitted: July 18, 2018
Date Decided: October 16, 2018

R. Bruce McNew, COOCH AND TAYLOR, P.A., Wilmington, Delaware; Randall J. Baron, David A. Knotts, Maxwell R. Huffman, ROBBINS GELLER RUDMAN & DOWD LLP, San Diego, California; Kent Bronson, MILBERG TADLER PHILLIPS GROSSMAN LLP, New York, New York; Attorneys for Plaintiffs.

Patricia L. Enerio, Jamie L. Brown, HEYMAN ENERIO GATTUSO & HIRZEL LLP, Wilmington, Delaware; Lori Marks-Esterman, Renee M. Zaytsev, OLSHAN FROME WOLOSKY LLP, New York, New York; Attorneys for Defendant.

LASTER, V.C.

[1] In re PLX Tech. Inc., CONSOLIDATED C.A. No. 9880-VCL, 23 n.112 (Del. Ch. Oct. 16, 2018).

52

The Decision Also Echoes Many of Our Board’s Concerns Regarding Mr. Singer IN THE COURT OF CHANCERY OF THE STATE OF DELAWARE IN RE PLX TECHNOLOGY INC.) CONSOLIDATED STOCKHOLDERS LITIGATION) C.A. No. 9880-VCL MEMORANDUM OPINION Date Submitted: July 18, 2018 Date Decided: October 16, 2018 Potomac’s internal communications show that Singer had no meaningful ideas other than selling the Company. […] As its “plan,” Potomac incorporated nearly verbatim its proxy advisor’s generic list of ideas.”1 The record in this case convinces me that Singer and Potomac had a divergent interest in achieving quick profits by orchestrating a near-term sale at PLX. […] Singer’s thesis for investing in PLX depended entirely on a short-term sale to the other bidder who emerged during the go-shop period for the IDT transaction. He never prepared any valuation or other analysis of the fundamental value of PLX.”1 The Chancellor’s opinion in the PLX case echoes many of the concerning themes from Singer’s conduct at KVH: No plan or new ideas to improve performance An aggressive focus on short-term value A lack of real analysis or work done to understand KVH’s business or prospects A willingness to subvert the facts and the truth 53 1 In re PLX Tech. Inc., CONSOLIDATED C.A. No. 9880-VCL, 23 n.112 (Del. Ch. Oct. 16, 2018) . Pre-Trial and Post-Trial Briefs. Permission to use quotation neither sought nor obtained. Emphasis added to quotation.

Delaware Law Watchers Noted Mr. Singer's Extraordinary Censure

"...It was clear that the Court regarded **Singer's failure to share information with the board as both a very serious mistake and a stain on his trustworthiness**, which is the essential quality that a Delaware director must have."[1]

CADWALADER — *November 19, 2018*

"...[T]he court held that the activist fund, acting through its co-manager **Singer, had knowingly participated in–indeed caused–the directors' breaches of duty** by withholding material information from the board and by working to engineer the sale that he had wanted from the outset."[2]

ABA AMERICAN BAR ASSOCIATION — *November 19, 2019*

"The court found that the board members **breached their fiduciary duties** as a result of various process and disclosure deficiencies to stockholders, many of which were **due to Singer having manipulated the sale process** and Singer and the company's financial advisor having **withheld information from the other board members**."[3]

Arnold & Porter — *March 2019*

"**Singer could not personally come up with [any meaningful ideas** other than selling the Company], so his proxy adviser offered some generic ideas that '[h]istorically ... have worked' at other companies. As its 'plan,' **Potomac incorporated nearly verbatim its proxy adviser's generic list of ideas**."[4]

The CLS Blue Sky Blog — *November 29, 2018*

[1] Richard Brand, et al., *Delaware Court of Chancery Finds Director Breaches of Fiduciary Duty and Aiding and Abetting Liability for Activist Investor in Shareholder Class Action Suit*, Cadwalader Clients & Friends Memo, Nov. 19, 2018. Permission to use quotation neither sought nor obtained. Emphasis added to quotation.
[2] Trevor S. Norwitz, *In re PLX: A Morality Play for Our Times*, ABA Business Law Today, Nov. 19, 2019. Permission to use quotation neither sought nor obtained. Emphasis added to quotation.
[3] Nicholas O'Keefe, et al., *Significant 2018 Decisions Affecting Private Company M&A*, Mar. 2019 at 25. Permission to use quotation neither sought nor obtained. Emphasis added to quotation.
[4] Eduardo Gallardo, *Delaware's PLX Decision Reminds Corporate Boards of Perils of Navigating Activist Campaign*, The CLS Blue Sky Blog, Nov. 29, 2018. Permission to use quotation neither sought nor obtained. Emphasis added to quotation.

54

Delaware Law Watchers Noted Mr. Singer's Extraordinary Censure, Continued

"…[T]he board's failure to disclose Deutsche Bank's 'tip' to Singer in the Schedule 14D-9 was a material omission that amounted to a breach of the directors' duty of disclosure, and that **Potomac had aided and abetted such breach through Singer's (its agent's) actions**."[1]

CLEARY GOTTLIEB *October 17, 2018*

"**Singer**, and thus Potomac, had knowingly participated in the breach and **took steps not only to breach his fiduciary duties, but to induce the rest of the Board to breach its fiduciary duties** as well."[2]

K&L GATES *November 29, 2018*

"…[T]he Court found that Singer's interest in seeking a sale in the near-term supplied the **divergent interest** that served as the predicate for the **breach of fiduciary duty**. The Court found that Singer, as an agent of Potomac and a director of PLX, faced a classic dual fiduciary problem… The Court… found that **Singer's actions as a director of PLX were geared primarily toward a sale**."[3]

RICHARDS LAYTON & FINGER *January 2019*

"…[T]he PLX board made clear that it understood that **[Eric Singer] and Potomac's intent was to effect a quick sale** only for their own short-term profit motives… [O]nce [Mr. Singer] was on the PLX board, he 'consistently acted with that intent' and **'orchestrated' a process to 'engineer' a deal on Avago's preferred terms**."[4]

FRIED FRANK *November 9, 2018*

[1] Meredith E. Kotler, et al., *Delaware Decision Provides Further Lessons for Directors, Activist Investors, and Financial Advisors in Negotiating Mergers*, Cleary M&A and Corporate Governance Watch, Oct. 17, 2018. Permission to use quotation neither sought nor obtained. Emphasis added to quotation.
[2] Jill B. Louis and Alexander J. Chern, *Activist Stockholder Aided and Abetted a Board's Breach of Fiduciary Duties But the Court Finds No Damages*, K&L Gates Delaware Docket, Nov. 29, 2018. Permission to use quotation neither sought nor obtained. Emphasis added to quotation.
[3] John Mark Zeberkiewicz, In re PLX: *Delaware Court Provides Guidance on Potential Conflicts Involving Activist Directors*, Insights: The Corporate & Securities Law Advisor, Jan. 2019. Permission to use quotation neither sought nor obtained. Emphasis added to quotation.
[4] Andrew J. Colosimo, et al., *Series of Avoidable Missteps by an Activist Stockholder and the Target Board Led the Court of Chancery to Find Fiduciary Breaches and Stockholder Aiding and Abetting in Connection With the Sale of a Company—PLX Technology*, Fried Frank M&A/Private Equity Briefing, Nov. 9, 2018. Permission to use quotation neither sought nor obtained. Emphasis added to quotation.

55

Other Companies Have Shared Our Concerns Regarding Mr. Singer and VIEX

Our Reservations About VIEX and Mr. Singer as a Director Candidate Are Neither Unique Nor Unfounded

SUPPORT.COM

"The **VIEX Group's ill-conceived theories** for how stockholder value can be enhanced at Support.com are **thin on facts, substance and viability**, reflect no understanding of the support industry…, and are **nothing more than a thinly-veiled attempt to further its self-interested agenda**…"[1]



YuMe

"Eric Singer [has:]

- **No relevant… experience**
- **High turnover in board roles** – average board tenure of one year; **history as a short-term investor**
- Five of six companies **underperformed against the Russell 3000** Index during Mr. Singer's board tenure…"[2]



Quantum.

"**We do not believe it would be in the best interests** of Quantum and its stockholders… **to allow VIEX**… to control our board and to **dictate our business strategy**…"[3]



Velodyne Lidar

"The Velodyne Lidar Board prides itself on its commitment and adherence to sound corporate governance, seeking highly qualified, independent and diverse directors. The Halls have put forward a candidate in **Eric Singer** who the Board believes **exemplifies none of those characteristics**…

The Board was, and remains, **troubled by Mr. Singer's history as a public company director**, especially as set forth in a Delaware Court of Chancery decision in October 2018. In that case, the Court found that **Mr. Singer breached his fiduciary duty** as a director of PLX Technology by **favoring the interests of one stockholder over the interests of all stockholders.**"[4]

[1] Support.com Investor Presentation, (June 8, 2016). Permission to use quotation neither sought nor obtained. Emphasis added to quotation.
[2] YuMe Investor Presentation, (May 9, 2016). Permission to use quotation neither sought nor obtained. Emphasis added to quotation.
[3] Quantum Corp. Press Release, (February 2, 2017). Permission to use quotation neither sought nor obtained. Emphasis added to quotation.
[4] Velodyne Lidar Letter to Shareholders, (May 26, 2021). Permission to use quotation neither sought nor obtained. Emphasis added to quotation.

56

Mr. Singer Does Not Practice What He Preaches On Governance Eric Singer currently sits on the boards of A10 Networks and Immersion (at which he is the Executive Chairman), which have governance features similar to KVH Having full control of the Support.com board, Mr. Singer and his nominees had a golden opportunity to change corporate governance, yet failed to take meaningful action Before Mr. Singer’s Tenure After Mr. Singer’s Tenure Women on Board1*1* ISS Governance QualityScore28 7 Plurality Voting Standard✓✓ No Action by Written Consent✓✓ No Ability to Call Special Meetings✓✓ No Proxy Access✓✓ ✓✓ Bylaws Women on Board30 Mr. Singer Has No Credibility When It Comes To Corporate Governance Or unanimous written consent. Source: Yahoo Finance. Data as of May 12, 2021 Note: Mary Dotz serves on the boards of both A10 Networks and Immersion. 57

In 2018, a plaintiff brought an action against certain directors and officers of Quantum Corporation, including Mr. Singer The plaintiff alleged that, during Mr. Singer’s tenure as a director, the Quantum Board and certain senior officers breached their fiduciary duties by causing Quantum to make materially false and misleading statements As part of an agreement to settle the litigation, Quantum was required to adopt certain corporate governance reforms1, including: Appointment of a lead independent director Director term limits Diversity policy (including the appointment of at least one woman and one member of an underrepresented group) Compensation clawback policy Creation of a Disclosure and Controls Committee – consisting entirely of senior officers and no Board members – to assure that all SEC filings are accurate and adhere to proper accounting principles Revisions to the Company’s Code of Business Conduct and Ethics In re Quantum Corp. Derivative Litigation, Lead Case No. 18CV328139 Settlement Agreement (April 16, 2019). Blocks & Files, Quantum Corp scrubs up governance to fend off lawsuit (April 23, 2019). Quantum Corp Scrubs Up Governance to Fend Off Lawsuit2 “Quantum is to change its corporate governance to settle a lawsuit that alleged breaches of fiduciary duty. …[T]he defendants were ex-CFO Fuad Ahmad, ex-CEO Jon Gacek, ex-CEO Adalio Sanchez, and former board members Raghavendra Rau, Alex Pinchev, Clifford Press, Marc Rothman, and activist investor and also board member Eric Singer of VIEX Capital Advisors. The Palkon Action asserted claims against the individual defendants “for breach of fiduciary duty, abuse of control, gross mismanagement, and unjust enrichment”, in 2017-2018… Since this period Quantum has detected mis-filed quarterly and full-year accounts which it is still struggling to correct. As a consequence it was ejected from the NYSE in January 2019.” 58

We Believe Mr. Mutch, a Trusted Ally of Mr. Singer and a Serial VIEX Nominee, is Not Independent of VIEX


leaf GROUP
Quantum (x2)
Maxwell TECHNOLOGIES
YuMe
Acquired by
RhythmOne
Board member (current or previous)
Nominated, not elected
Activist campaign (current or previous)

In the past 5 years...

Mr. Mutch has served on boards with or been nominated by VIEX and Mr. Singer as a public company board candidate at least **seven** times – and at companies in sectors as disparate as technology and data storage providers, online consumer brand operators, and digital advertising platforms[1]

GIVEN THIS RECURRING PROFESSIONAL CODEPENDENCY, MR. SINGER AND MR. MUTCH SHOULD NOT BE CONSIDERED INDEPENDENT OF EACH OTHER

[1] VIEX nominated Mr. Mutch to the boards of KVH Industries (Nasdaq: KVHI) in March 2021 (source), Leaf Group (NYSE: LEAF) in February 2021 (source), Maxwell Technologies (formerly Nasdaq: MXWL) in April 2017 (source), and Quantum Corporation in June 2016 (source) and 2017 (source). Mr. Mutch and Mr. Singer served together on the board of YuMe, Inc. (formerly NYSE: YUME) from July 2017 – February 2018, at which time the company was acquired by RhythmOne (formerly LSE: RTHM), where Mr. Mutch and Mr. Singer served on the board together until January 2019 (source).

59

VIEX Made No Meaningful Attempt to Engage Prior to Launching Its Proxy Contest, and Has Had No Meaningful Engagement Since Mr. Singer Demanded Two Seats on KVH’s Board Having Only Had One Prior Conversation with the Company During Which He Did Not Offer Any Substantive Ideas or Plans Singer had no contact with KVH for over 2 months Singer has had no direct contact with KVH management for over 4 months¹ November 6, 2020 VIEX speaks with KVH for the 1st time with interim CFO Brent Bruun and Mr. Singer substantially overstated the size of VIEX’s ownership stake January 18, 2021 KVH speaks with Mr. Singer for 2nd time (1st time with the Board or CEO) 20202021 January 14, 2021 VIEX nominates two candidates 1 Does not include email exchanges between the Company and Mr. Singer in an attempt to arrange candidate interviews or discussion between counsel. 60

Rather Than Engage Constructively, VIEX Recruited a "Wolfpack" to Apply Pressure

Trading Activity of VIEX 13D Group Constituents[1]



November 2020
December
January 2021
February
March
April
May
5 6 12 13 18 23 25 27 4 9 14 17 18 21 22 28 31 4 5 8 13 14 26 28 29 1 2 3 4 8 25 26 3 4 5 16 17 19 22 23 24 25 26 29 30 31 1 5 6 7 8 9 12 13 15 16 19 20 23 27 28 29 30 3 4 6
VIEX
Potomac
Radoff
Mutch
Shaper

2.2% VIEX first speaks to KVH and claims ~5% ownership



Collectively, VIEX and Potomac owned 5% of KVH in December 2020 but did not disclose a working relationship until May 2021

Potomac Capital

VIEX and Potomac have a close relationship. Eric Singer was a co-managing member of Potomac, and VIEX and Potomac shared an office on the same floor at 825 Third Avenue in New York until at least 2019[2,3]

3.9% VIEX Nomination Notice



Brad Radoff and Eric Singer have a close relationship. Mr. Radoff was a nominee for VIEX at Support.com and served on that board together for approximately 3 years

5.3% VIEX 13D

6.8% Radoff & Shaper join 13D Group

9.7% Potomac joins 13D Group

[1] VIEX Definitive Proxy Statement (May 17, 2021).
[2] VIEX Form 4 Filing (2019).
[3] Potomac Capital Schedule 13G Filing (2019).

61

We Believe VIEX May Have Disregarded Its 13D Filing Obligations

The VIEX Group's Trading Behavior Suggests a Lack of Care at a Minimum, and Potentially a Troubling Disregard for SEC Filing Obligations

- Section 13(d) of the Exchange Act generally requires a person or group who is the beneficial owner of more than 5% of equity securities to disclose information relevant to that ownership via a Schedule 13D filing
- Section 13(d) requirements are **intended to help investors make fully informed investment decisions** by requiring disclosure of ownership by a person or group that might represent a "potential shift in corporate control"[1]
- Based on public disclosures of its trading activity, we believe that **the VIEX 13D Group constituents crossed the 5% threshold** that would require VIEX to file a 13D **as early as December 2020**; VIEX, however, did not file a 13D until April 2021
- Potomac Capital joined VIEX's 13D Group[3] on May 6 – but neither the 13D reporting the addition of Potomac nor VIEX's definitive proxy on May 17 discusses Singer's significant prior relationship with Potomac[4]
- VIEX is seemingly asking shareholders to believe that VIEX and two frequent collaborators invested and accumulated shares in KVH independently of each other and did not agree to work together until three months after VIEX had nominated directors

Ownership of VIEX 13D Group Constituents
(% of Shares Outstanding)[2]



Constituents Are Above 5% Threshold Without 13D Disclosure
10.0%
9.0%
8.0%
7.0%
6.0%
5.0%
4.0%
3.0%
2.0%
1.0%
0.0%
6/30/20
9/30/20
12/31/20
3/31/21

[1] GAF Corp. v. Milstein, 453 F.2d 709, 717 (2d. Cir. 1971).
[2] VIEX Definitive Proxy Statement, (May 17, 2021). Percent of KVH shares outstanding calculated using shares outstanding as disclosed in most recent 10-K or 10-Q filing as of each date.
[3] VIEX Schedule 13D/A (May 6, 2021).
[4] VIEX Definitive Proxy Statement, (May 17, 2021).

62

November 16, 2020, just ten days after KVH’s first conversation with Mr. Singer, Mr. Shaper arranged for a telephone conversation with the Company to discuss the Company’s business and operations November 2020 through April 2021, the Company holds four more telephone calls with Mr. Shaper; at no time does Mr. Shaper indicate that he intends to work with VIEX, despite the fact that the timing of their engagement with and interest in KVH was almost precisely aligned January 4, 2021, VIEX delivers its notice of intent to nominate Mr. Mutch and Mr. Singer for election to the KVH Board. This notice does not include any mention of VIEX’s relationship with Mr. Shaper April 19, 2021, VIEX files an amended 13D indicating that Mr. Shaper had joined its group April 30, 2021, in its first counterproposal to KVH’s settlement proposal, VIEX proposed that Mr. Shaper join our Board and be part of a newly-formed committee aimed at improving financial performance May 1, 2021, in light of a federal bankruptcy judge’s findings that Mr. Shaper had breached his fiduciary duties1, the Company indicated to VIEX that it would not be comfortable adding Mr. Shaper to our Board in a fiduciary capacity By Suggesting Mr. Shaper as a Director Candidate, VIEX has Made His Record Highly Relevant to This Campaign 63

Peter Shaper's Troubling Record

Peter Shaper, former CEO of Speedcast International, is the Third Member of the VIEX Group to Have Been Determined by a Court to Have Breached or Aided and Abetted the Breach of His Fiduciary Duty of Loyalty

The Context

- Mr. Shaper became CEO of Speedcast International, a provider of remote communications and IT services, in February 2020
- Speedcast filed for Chapter 11 bankruptcy in April 2020 while Mr. Shaper was still CEO
- In December 2020, Speedcast's proposed reorganization plan was challenged by Black Diamond, a senior lender to Speedcast
- U.S. Bankruptcy Judge Marvin Isgur approved a deal between Centerbridge and Black Diamond
- As part of the settlement, Black Diamond was made the sole beneficiary of a **litigation trust created under the reorganization to pursue claims against Mr. Shaper for putting his own self-interests ahead of his fiduciary duties**

The Court's Statements on Peter Shaper





"There was extensive evidence throughout the case that **Mr. Shaper**, while serving as a fiduciary to the Debtor and to the Debtor's predecessor, the entity, **repeatedly breached his fiduciary duties and put his personal interests ahead of the company's interests** and refused to give equal treatment to offers that were made that did not work to his personal benefit and **made threats to the company** of actions that he would take."[1]

KVH SHAREHOLDERS SHOULD BE SUSPICIOUS OF MR. SHAPER'S INVOLVEMENT IN VIEX'S CAMPAIGN GIVEN THIS SEVERE BLEMISH ON HIS RECORD

[1] *In re Speedcast International Ltd., et al.*, Ch. 11 Case No. 20-32243 (MI).

64

VIEX Rejected KVH's Attempts to Settle

We Made Several Reasonable Offers to VIEX to Avoid a Proxy Contest, but VIEX Refused to Resolve This Election Contest

KVH's Offer #1 (April 30)

- Engage Peter Shaper as a consultant
- VIEX to participate in the announcement of two new, diverse nominees
- Stan Honey to stand for re-election at Annual Meeting
- No standstill, voting or other restrictions on VIEX

VIEX's Counteroffer:

- **Mr. Shaper joins our Board**
- Board forms a new committee focusing on improving financial performance
- Mr. Honey does not stand for re-election

KVH's Offer #2 (May 1)

- Due to Mr. Shaper's fiduciary duty issues, KVH would not be comfortable appointing Mr. Shaper to our Board, but it would engage him as a consultant
- Mr. Honey would stand for re-election but would not serve another term
- No standstill, voting or other restrictions on VIEX

VIEX's Counteroffer:

- **A close VIEX associate, Bradley Radoff, joins our Board**

KVH's Offer #3 (May 2)

- Mr. Shaper would be retained as a consultant and invited to present to our Board
- Mr. Honey would not stand for re-election
- VIEX to participate in the announcement of two new, diverse nominees
- Board would form a committee focused on improving financial performance

VIEX's Counteroffer:

- **A close VIEX associate, Bradley Radoff, joins our Board**

KVH WAS WILLING TO ACCEPT TWO OF THE THREE KEY TERMS OF VIEX'S FIRST COUNTEROFFER, BUT OUR BOARD WOULD NOT ACCEPT A DIRECTOR WITH FIDUCIARY DUTY ISSUES OR CLOSE TIES TO VIEX

65

KVH’s NomineesVIEX’s Nominees Experience/QualificationsCielo Hernandez Cathy-Ann Martine-Dolecki Eric Singer John Mutch Engineering/Science/Technology Experience✗✓✗✓ Finance/Accounting Experience✓✗✓✗ ✓✓✗ ✓ Operating Experience Diversity ✓ ✓ ✗ ✗ Independence from Other Nominee ✓ ✓ ✗ ✗ No Fiduciary Duty Issues ✓ ✓ ✗ ✓ 66

Rebutting VIEX’s Claims

VIEX's Claims Are False

VIEX'S CLAIM	REALITY
"[W]e embrace and welcome the addition of two new, diverse candidates…"[1]	• **VIEX has only publicly nominated one woman** in its entire history, which includes 37 public nominations • Only **one woman** (Mary Dotz) serves on Mr. Singer's two current public company boards[2]
"…KVHI's stockholder value has historically underperformed its peers…"[1]	• **We have outperformed** the medians of our industry peers, our compensation peers and our ISS peers **year-to-date and over one, two and five years**[3]
"Our director candidates… have a clear vision for working collaboratively with the other Board members…"[1]	• To date, **VIEX has not provided any "vision"**, or even any new ideas for what KVH should do differently to improve performance • Mr. Singer has a history of **threatening and intimidating behavior** towards his fellow directors • One of his former colleagues from the PLX Technology board **described Mr. Singer as "combative and a bully"**[4] • Refused to meet with KVH Board members

[1] VIEX Definitive Proxy Statement, (May 17, 2021).
[2] Mary Dotz is the only woman on the boards of both A10 Networks and Immersion.
[3] Source: FactSet. TSR as of May 11, 2021.
[4] *Co-Lead Plaintiffs' Pre-Trial Brief, In re PLX Tech. Inc. Stockholders Litig.*, 2018 WL 5018535 (Del. Ch. Oct. 16, 2018)(No. 9880-VCL), 2018 WL 1762908

68

VIEX’S CLAIMREALITY “[I]t is integral to add a stockholder to the Board…”1 KVH already has substantial shareholder representation on our Board Mr. Kits van Heyningen beneficially owns more than 6% of KVH’s outstanding shares and is one of the Company’s largest shareholders As a group, KVH’s current directors own substantially more stock than VIEX and Mr. Mutch combined “The Investor Group believes that Board refreshment is long overdue, and an infusion of directors who have strong track records of holding management teams accountable to drive greater value should be added to the Board.”2 With the addition of our two new director nominees, four of the Company’s six independent directors will have joined the Board in the past two years Further, of the 12 public company boards Eric Singer has served on in the last ten years, every one underperformed the S&P 500 and Russell 3000 during his tenure.3 That is not a “strong track record” of “driv(ing) greater value.”1 VIEX Definitive Proxy Statement, (May 17, 2021). VIEX Capital Letter to Shareholders, (May 20, 2021). 69

VIEX's Claims Are False, Continued

VIEX'S CLAIM	REALITY
"We expect KVHI will claim to have a clear strategy despite failing to clearly articulate one for years prior to this contest" "A review of KVHI's historical public filings – prior to its retention of activism defense consultants – shows that the Company has lacked a clear strategy for many years"[1]	• **KVH has repeatedly and unambiguously publicly stated that it was pursuing a strategy prioritizing three initiatives: AgilePlans, PIC and KVH Watch / IoT** • When KVH sold its Videotel business in May of 2019, it made explicitly clear in both the press release and subsequent investor conference call that the proceeds would be used to invest in these three areas[2] • This message was also reiterated at the November 14, 2019 Investor Day – and was articulated clearly enough for multiple sell-side analysts to write reports capturing the strategy[3] (see slide 71) • Since this time, the strategic focus on AgilePlans, PIC and KVH Watch has been consistently present in earnings calls and investor decks • Clearly VIEX did not review the "historical public filings"[1] it references very closely – further demonstrating its shallow understanding of KVH's business and willingness to publish false statements

[1] VIEX Investor Presentation, (May 27, 2021).
[2] KVH Announces the Sale of Videotel for $90 Million to Focus on Core Strategic Initiatives, (May 13, 2019)
[3] KVH Industries Inc. Corporate Analyst Meeting Transcript, (November 14, 2019)

70

KVH Has Clearly Articulated Its Three-Pronged Strategy For Over Two Years

May 13, 2019 06:00 ET

KVH Announces the Sale of Videotel for $90 Million to Focus on Core Strategic Initiatives

Plans to increase its investment in photonic integrated chip technology, AgilePlans acceleration, and Internet of Things (IoT) connectivity

KVH Announces the Sale of Videotel for $90 Million to Focus on Core Strategic Initiatives

"We intend to use the net proceeds of the sale to invest in **three key growth initiatives** that we expect will drive significant value creation, as well as to reduce our debt. Specifically, we plan to invest in the development and commercialization of our **photonic integrated chip technology** for use in autonomous vehicles and other commercial and military platforms, to support the further **acceleration of our AgilePlans** (Connectivity as a Service) program, and also to finalize the development and launch of **our IoT connectivity solution**."

Investor Day Takeaways

KVHI held an Investor Day and mini-VSAT terminal factory visit on November 14 at the headquarters in Middleton, Rhode Island. **Our key takeaways are as follows: 1) AgilePlans** will be the main driving factor to top-line growth in the near term, **2) photonic integrated chip (PIC)** help FOG product gross margins in the near term, with opportunity for meaningful FOG revenues via autonomous everything in the long term, and **3) KVH Watch** is an interesting new product offering that provides additional revenue growth following its upcoming 2020 official launch.[2]

RAYMOND JAMES

November 15, 2019

We recently attended **KVH's first Analyst Day** at its HQ in Middletown, Rhode Island. While the day was devoid of any new financial guidance or targets, it provided a good update on **the company's investment priorities** post the divestiture of the Videotel business, including: **Agileplans** (more marketing spend to maintain momentum), its innovative new **Watch IoT** as a Service offering that has the potential to create a meaningful new revenue stream over time, and its **photonics integrated chip (PIC)** FOG effort that promises to dramatically improve the price/ performance level possible in FOGs.[3]

Needham

November 18, 2019

[1] KVH Announces the Sale of Videotel for $90 Million to Focus on Core Strategic Initiatives (May 13, 2019).
2 Raymond James, Investor Day Takeaways (November 15, 2019). Permission to use quotation neither sought nor obtained. Emphasis added to quotation.

[3] Needham & Company, KVH Analyst Day Highlights (November 18, 2019. Permission to use quotation neither sought nor obtained. Emphasis added to quotation.

71

Conclusion

The Question for Shareholders Should VIEX Capital – which first invested in KVH roughly six months ago and has not put forward even a single suggestion for improving the Company – be able to substitute a director with a troubling past and his close colleague for two exceptional, new directors? 73

Conclusion KVH’s Strategy is working Our positive momentum – as evidenced by recent outperformance of peers and strong first quarter results – is sustainable and will be bolstered by our ability to be a disruptor in large, growing markets The Company has been working towards a shift to more recurring revenue and CaaS products – a transition that has already begun paying off and has positioned KVH to boost profitability and shareholder returns over the mid-term We still have significant work to do in order to ensure we meet these goals and can steadily increase profitability. But we are confident we are on the right path We have the right nominees Cielo Hernandez and Cathy-Ann Martine-Dolecki are fully independent and possess the deep global telecommunications, commercial maritime and financial and executive leadership to be able to help the Company They will also enhance Board diversity and will bring our average independent director tenure to less than five years We have embraced board refreshment and working constructively with our shareholders – ultimately our only goal is to put the best people in the boardroom to help us succeed VIEX’s nominees are the wrong choice VIEX and its group have run a campaign devoid of ideas to improve our business or enhance sustainable returns The track records of the VIEX nominees and group members are highly relevant to the choice before shareholders – and so is the fact that Mr. Singer, Mr. Shaper and Potomac Capital have all been found by courts of law to have breached or aided and abetted the breach of fiduciary duties When compared against our independent and diverse nominees with relevant industry experience, the VIEX candidates simply do not measure up 74

Additional Information and Where to Find It The Company has filed a definitive proxy statement and a form of associated BLUE proxy card with the U.S. Securities and Exchange Commission (the “SEC”) in connection with the solicitation of proxies for the Company’s 2021 Annual Meeting of Stockholders (the “Definitive Proxy Statement”). THE COMPANY’S STOCKHOLDERS ARE STRONGLY ENCOURAGED TO READ THE DEFINITIVE PROXY STATEMENT, THE ACCOMPANYING BLUE PROXY CARD AND OTHER DOCUMENTS FILED WITH THE SEC CAREFULLY IN THEIR ENTIRETY BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. The Company’s stockholders may obtain the Definitive Proxy Statement, any amendments or supplements to the Definitive Proxy Statement and other documents filed by the Company with the SEC free of charge at the SEC’s website at www.sec.gov. Copies are also available free of charge at the Company’s website at www.kvh.com. Certain Information Regarding Participants The Company, its directors and certain of its executive officers are participants in the solicitation of proxies from the Company’s stockholders in connection with the matters to be considered at the Company’s 2021 Annual Meeting of Stockholders. Information about the Company’s directors and executive officers is available in the Definitive Proxy Statement filed with the SEC on May 17, 2021 and, with respect to directors and executive officers appointed following such date, will be available in certain of the Company’s other SEC filings made subsequent to the date of the Definitive Proxy Statement. To the extent holdings of the Company’s securities by such directors or executive officers have changed since the amounts printed in the Definitive Proxy Statement, such changes have been or will be reflected on Initial Statements of Beneficial Ownership on Form 3 or Statements of Changes in Beneficial Ownership on Form 4 filed with the SEC. Forward-Looking Statements Certain statements in this communication constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Statements preceded by, followed by or that otherwise include the words “believes,” “expects,” “anticipates,” “intends,” “projects,” “estimates,” “plans,” “may increase,” “may fluctuate,” “will,” “should,” “would,” “may” and “could” or similar words or expressions are generally forward-looking in nature and not historical facts. Any statements that refer to outlook, expectations or other characterizations of future events, circumstances or results are also forward-looking statements. Important risks, assumptions and other important factors that could cause future results to differ materially from those expressed in the forward-looking statements are specified in the Company’s Annual Report on Form 10-K for the year ended December 31, 2020 and its Quarterly Reports on Form 10-Q for any subsequent periods under headings such as “Cautionary Statement Regarding Forward-Looking Information,” “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and in other filings and furnishings made by the Company with the SEC from time to time. The Company undertakes no obligation to release publicly any revisions to any forward-looking statements, to report events or to report the occurrence of unanticipated events. Third-Party Information This presentation may contain or refer to news, commentary and other information relating to the Company generated by, or sourced from, persons or companies that are not affiliated with the Company. Unless otherwise indicated, the Company has neither sought nor obtained permission to use or quote such third party information, including, without limitation, information generated by VIEX Capital Advisors, LLC and certain of its affiliates (collectively, “VIEX”). The Company has not assisted in the preparation of any third party information, including, without limitation, information generated by VIEX. Any statement or information that is obtained or derived from statements made or published by a third party should not be viewed as indicating the support of such third party for any view expressed in this presentation. 75

Vote FOR ALL of KVH’s nominees to support a Board that is overseeing a long-term strategy that is working DO NOT support VIEX and the Singer group – DISCARD the white proxy card If you have any questions, require assistance in voting your BLUE proxy card / BLUE voting instruction form, or need additional copies of the proxy materials, please call: Edward McCarthy (212) 269-5550 KVH@dfking.com 76

Appendix

VIEX’S CLAIM at Support.comREALITY “Our nominees can restore investor confidence and unlock value for Support.com stockholders”1 Support.com’s TSR was -7.4% during Mr. Singer’s tenure, compared to approximately +66% for the NASDAQ “Our nominees are committed to fully and fairly exploring all strategic alternatives available to the Company”1 Support.com did not publicly announce a review of alternatives until November 2019,3 eight months after Mr. Singer resigned from the board The review was seemingly limited to capital allocation, lasted only one month and culminated in a $1.00 per share special dividend,4 which reduced the company’s cash balance by approximately 40% ” We strongly believe Support.com can have a positive enterprise value, but an overhaul of the Board to add [a] shareholder mindset is necessary to realize this value for shareholders.”2 Despite having nearly three years on the board to deliver on his promise, Support.com’s enterprise value was still negative when Mr. Singer resigned in 2019 The company’s enterprise value was negative for more than 2/3 of Mr. Singer’s tenure VIEX Capital Letter to Support.com Shareholders,(May 17, 2016). VIEX Capital Investor Presentation (June 7, 2016). 78 Support.com Press Release, Support.com Announces a Special Distribution of $1.00 Per Share (December 6, 2019).

Despite the Fact that VIEX’s Nominees, Including Mr. Singer, Took Full Control of the Support.com Board in 2016, the Company’s Performance Continued to Suffer During Mr. Singer’s Tenure Enterprise Value Total Shareholder Returns Cash Burn VIEX’s Claim (2016) Negative enterprise value suggests the market does not approve this leadership’s long-term plan and further losses are expected1 Share price performance has been abysmal… SPRT has… significantly lagged the broader equity market and relevant indices1 Abysmal operating performance is draining cash1 Support.com During Singer’s Tenure $15.0 $10.0 $5.0 $0.0 ($5.0) ($10.0) ($15.0) ($20.0) ($25.0) Support.com Enterprise Value During Singer's Tenure2 ($3M) 100%Support.com TSR During Singer’s Tenure 80% 60% 40% 20% 0% -20% -40% 66% -7% $70.0 $60.0 $50.0 $40.0 $30.0 $20.0 $10.0 Support.com Cash, Cash Equivalents and Investments ($M)2 $65.7 $53.4 $49.2$49.6 $26.4 Support.comNASDAQ $0.0 20152016201720182019 2 Source: FactSet and company filings. Data as of May 11, 2021.

This presentation includes a range for KVH’s estimated Adjusted EBITDA margin over the mid-term. Adjusted EBITDA margin represents Adjusted EBITDA for a period divided by revenue for that period. Adjusted EBITDA represents net income or loss, calculated in accordance with GAAP, adjusted to exclude the following items, to the extent applicable: income tax (benefit) expense; interest (income), net depreciation and amortization; stock-based compensation expense; goodwill impairment losses; intangible asset impairment losses; non-recurring inventory reserve; transaction-related and other non-recurring legal fees; other non-recurring costs; and foreign exchange transaction loss. Forward-looking quantitative information for KVH’s net income or loss, the financial measure calculated in accordance with GAAP that is most directly comparable to Adjusted EBITDA, is not available because KVH cannot predict future amounts of the items excluded from net income or loss in the calculation of Adjusted EBITDA without unreasonable effort. These items depend on many factors, can be highly variable and can be significant in relation to net income or loss. This information should not be considered in isolation or as a substitute for financial information prepared in accordance with GAAP. KVH generally uses Adjusted EBITDA and/or Adjusted EBITDA margin to facilitate financial and operational decision-making, including evaluation of historical operating results, comparison to competitors’ operating results, and determination of management incentive compensation. KVH believes that these measures, when viewed with GAAP results, may provide a more complete understanding of factors and trends affecting its business. 80

Proxy Peer Group Overview

Our Board developed our Proxy Peer Group in consultation with Aon as part of the Board's executive compensation review.

We have referred to this list in our proxy statement[1] previously, although we have only noted that we use it for compensation benchmarking purposes; we have not explicitly used it to compare performance.

Our Proxy Peer Group initially focused on a group of 21 companies in adjacent GICS sub-industries (including Communications Equipment, Aerospace & Defense and Technology Hardware) and of similar size in terms of market capitalization and revenue. We have removed two of the peers that were in the initial list, Perceptron and Telenav, because they are no longer publicly traded.

When this list was initially formulated, it placed KVH near the median in terms of number of employees, revenue, and market capitalization. Using current data, KVH is in approximately the same position, as shown in the chart to the right.

Company Name	LFY # of Employees[2]	LFY Revenue ($M)[2]	Current Market Cap ($M)[2]
AeroVironment, Inc.	823	$367.3	$2,648.8
CalAmp Corp.	983	$308.6	$489.2
Calix, Inc.	785	$541.2	$2,726.0
Communications Systems, Inc.	150	$42.6	$59.3
Comtech Telecommunications Corp.	2,034	$616.7	$602.9
Digi International Inc.	656	$279.3	$637.4
DSP Group, Inc.	352	$114.5	$371.2
EMCORE Corporation	387	$110.1	$325.3
Frequency Electronics, Inc.	220	$41.5	$90.8
IEC Electronics Corp.	860	$182.7	$117.0
Intevac, Inc.	269	$97.8	$135.1
Iteris, Inc.	414	$114.1	$299.8
Mercury Systems, Inc.	1,947	$796.6	$3,566.2
NAPCO Security Technologies, Inc.	1,161	$101.4	$617.0
ORBCOMM Inc.	700	$248.5	$889.0
PCTEL Inc.	326	$77.5	$122.7
Ribbon Communications, Inc.	3,784	$843.8	$1,047.8
Ultralife Corporation	532	$107.7	$144.0
75th Percentile	952	$352.6	$826.1
50th Percentile	678	$148.6	$430.2
25th Percentile	361	$102.9	$137.3
KVH Industries, Inc.	**639**	**$158.7**	**$259.1**
Percentile Rank	**46%**	**51%**	**34%**

[1] KVH 2020 Proxy Statement at Page 20 (April 29, 2020).
[2] Source: FactSet. Data as of May 26, 2021.

81

ISS Peer Group Overview

The ISS Peer Group was used in KVH's 2020 ISS report. The ISS peer group methodology "focuses on identifying companies that are roughly similar to the subject company in terms of industry profile, size and market capitalization."[1] ISS peer groups generally contain a minimum of 12 and a maximum of 24 companies based on GICS classification and size constraints with respect to revenue and market cap.

The ISS Peer Group referenced in this Investor Presentation excludes Arotech Corporation, which is no longer publicly traded.

The ISS Peer Group places KVH near the median, in terms of number of employees, revenue, and market capitalization, as shown in the chart to the right.

Company Name	LFY # of Employees[2]	LFY Revenue ($M)[2]	Current Market Cap ($M)[2]
Applied Optoelectronics, Inc.	2,682	$234.6	$207.1
Aviat Networks, Inc.	674	$238.6	$386.1
CalAmp Corp.	983	$308.6	$489.2
Clearfield, Inc.	460	$93.1	$491.9
Communications Systems, Inc.	150	$42.6	$59.3
CPI Aerostructures, Inc.	267	$87.6	$48.1
DZS Inc.	830	$300.6	$436.1
Digi International Inc.	656	$279.3	$637.4
DSP Group, Inc.	352	$114.5	$371.2
EMCORE Corporation	387	$110.1	$325.3
Harmonic Inc.	1,169	$378.8	$680.3
Inseego Corp.	1,015	$313.8	$840.1
Optical Cable Corporation	317	$55.3	$24.9
PCTEL Inc.	326	$77.5	$122.7
Pixelworks, Inc.	197	$40.9	$167.6
SIFCO Industries, Inc.	446	$113.6	$67.6
75th Percentile	868	$284.6	$489.8
50th Percentile	453	$114.0	$348.2
25th Percentile	324	$85.1	$108.9
KVH Industries, Inc.	**639**	**$158.7**	**$259.1**
Percentile Rank	**59%**	**56%**	**43%**

[1] Institutional Shareholder Services, United States Peer Group Selection Methodology and Issuer Submission Process Frequently Asked Questions, Updated December 21, 2020.
[2] Source: FactSet. Data as of May 26, 2021.

82

Public Satellite/Communications Peer Group Overview

Our Public Satellite/Communications Peer Group is comprised of the non-inertial navigation competitors and suppliers as listed in KVH's 2020 10-K.[1]

We use this list on page 15 of this Investor Presentation specifically to highlight the fact that conditions in our industry have been challenging over the last several years – particularly during the pandemic. We do not use this list to compare performance over other time periods for three primary reasons:

- Most of these companies are significantly larger than KVH; some are as much as 10x the size of KVH in terms of revenue or market capitalization;
- A number of these companies are either in bankruptcy[2] or are otherwise no longer public,[3] so, a) their stock prices have been extremely volatile, or b) they may not have recent trading data, so to use these companies as a benchmark to compare near-term performance would be somewhat misleading; and
- There is a limited number of these competitors, so due to the small sample size, the anomalous performance of one peer can distort the results significantly.

Company Name	LFY # of Employees[4]	LFY Revenue ($M)[4]	Current Market Cap ($M)[4]
ORBCOMM Inc.	700	$248.5	$889.0
Inmarsat plc	-	$1,098.8	-
Intellian Technologies, Inc.	306	$367.3	$2,648.8
Iridium Communications Inc.	516	$583.4	$4,985.4
Intelsat S.A.	1,774	$1,913.1	$54.1
Speedcast International Ltd	-	$1,039.4	-
Global Eagle Entertainment	1,364	$656.9	-
Globalstar, Inc..	346	$128.5	$2,401.3
Viasat, Inc.	-	$2,256.1	$3,442.9
75th Percentile	1,198	$1,098.8	$3,244.4
50th Percentile	608	$656.9	$2,525.0
25th Percentile	389	$367.3	$1,267.1
KVH Industries, Inc.	**639**	**$158.7**	**$259.1**
Percentile Rank	**53%**	**3%**	**5%**

[1] KVH 2020 Form 10-K at Page 13 (March 3, 2021).
[2] E.g., Global Eagle and Speedcast International.
[3] E.g., Inmarsat.
[4] Source: FactSet. Data as of May 26, 2021.

83

[LOGO]

Set forth below is a communication sent to employees of KVH Industries, Inc. on June 1, 2021.

KVH team,

By now you should have received KVH’s proxy material, including a BLUE form of proxy, for this year’s important annual meeting. You may have also received a competing white proxy card from VIEX Opportunities Fund, LP – Series One (“VIEX”).

We have received a handful of questions about ways in which employees can help our Company at this year’s annual meeting.

The best way to help is to remain focused on our goal to help keep KVH as the leading provider of cutting-edge maritime communications and inertial navigation technology for commercial, consumer and military use.

Thanks to your efforts, KVH has significant positive business momentum, as demonstrated by our outperformance of peers1 and strong first quarter financial results, including 16% revenue growth and a 48% increase in AgilePlans revenue.2 And we are confident that our long-term strategy will continue to drive growth, boost profitability and position the Company to generate improved returns for shareholders.

At this year’s annual meeting, the KVH Board has nominated two new independent, highly qualified and diverse candidates: Cielo Hernandez and Cathy-Ann Martine-Dolecki. They possess the deep global telecommunications, commercial maritime, financial and executive leadership experience that will be directly valuable to KVH. On the other hand, the two candidates nominated by VIEX have troubling records, no relevant industry experience and have put forward no plan or ideas for KVH’s business that go beyond the generic. Most troublingly, three members of the VIEX group have been found by courts of law to have breached or aided and abetted the breach of fiduciary duties to public company shareholders.

You can see a full presentation outlining how we are executing on our strategy, why shareholders should elect Ms. Hernandez and Ms. Martine, and why VIEX’s nominees are not right for the KVH Board, by clicking on this link: https://protectkvh.com/wp-content/uploads/2021/05/KVH-Industries-On-Course-For-Long-Term-Value_May-2021.pdf.

The other way you can help is by voting. This process may be confusing as you receive proxy cards both in the mail and over email from our Board of Directors as well as from VIEX.

We thought it would be helpful to clarify how to vote and which proxy card to use to support KVH’s new, independent nominees on the BLUE proxy card.

Many of you should have recently received a notification over email through your personal brokerage accounts (e.g., E*Trade, Ameritrade, Charles Schwab, etc.) or from an email address associated with proxyvote.com. Please pay special attention to the color of the proxy card and the “Vote Now!” box, which is highlighted below. In order to vote in-line with the Board’s recommendation, we encourage you to click “Vote Now!” when the color of both are BLUE.

1 KVH Industries: On Course For Long-Term Value – Slide 10 (May 28, 2021).

2 KVH Industries Reports First Quarter 2021 Results (May 5, 2021).

The last vote you submit will be the only one that counts, so we encourage you to only vote the BLUE proxy card and disregard any white proxy cards sent to you by VIEX via mail or email. If you have accidentally voted on the white card, you can reverse this by submitting a later dated BLUE card – only your latest dated card will count. Depending on how you hold your KVH shares, you may receive multiple BLUE proxy cards. We urge you to submit your vote on each BLUE proxy card you receive to ensure that all of your shares are voted. We urge you NOT to submit any vote using a white proxy card. By submitting a later dated white card, even as a form of protest by voting “WITHHOLD” on the VIEX nominees, you will revoke your previous vote on BLUE proxy card.

IF YOU GET YOUR BALLOT BY EMAIL

IF YOU GET YOUR BALLOT BY PAPER BALLOT

Thank you all for your continued hard work and dedication.

Martin A. Kits van Heyningen
President, Chief Executive Officer and
Chairman of the Board of Directors
KVH Industries, Inc.

On June 1, 2021, KVH Industries Inc. posted the following material relating to the upcoming 2021 Annual Meeting of Shareholders to be held on June 17, 2021 on its website at https://protectkvh.com/.

June 1, 2021: Press Release, KVH Industries Releases Investor Presentation in Advance of Annual Meeting Highlighting Business Momentum and Strategy to Deliver Long-Term Shareholder Value May 28, 2021: Presentation, KVH Industries: On Course For Long-Term Value May 17, 2021: Letter to Shareholders May 3, 2021: Press Release, KVH to Further Refresh Its Board of Directors SUBSCRIBE FOR UPDATES SUBSCRIBE First Name Last Name Email Contact Investor Contact D.F. King & Co., Inc. Edward McCarthy (212) 269-5550 KVH@dfking.com Media Contact Sloane & Company Dan Zacchei / Joe Germani dzacchei@sloanepr.com / jgermani@sloanepr.com